UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

A. Schulman, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3550 West Market Street
Akron, Ohio 44333

November 5, 2010

To Our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 9, 2010, at 10:00 a.m., local time, at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333.

Details of the business to be conducted at the Annual Meeting are provided in the attached notice of annual meeting and proxy statement. As a stockholder, you are being asked to vote on a number of important matters. First, we are asking you to elect eleven directors whose terms will expire at the annual meeting in fiscal 2011. Information regarding each of the proposed director nominees is located in the enclosed proxy statement. Each of the director nominees is currently serving as a director of A. Schulman, Inc. Second, we are asking you to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2011. Finally, we are asking you to adopt and approve our 2010 Value Creation Rewards Plan. The Board of Directors recommends that you vote “FOR” each of the director nominees, “FOR” the appointment of PricewaterhouseCoopers LLP and “FOR” the approval of the 2010 Value Creation Rewards Plan.

Your vote on these matters is important, regardless of the number of shares you own, and all stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. In order to ensure your shares are represented, we urge you to execute and return the enclosed form of proxy, or that you submit your proxy electronically through the Internet or by telephone promptly.

Sincerely,

Joseph M. Gingo
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
PROXY STATEMENT
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
CORPORATE GOVERNANCE
PROPOSAL ONE -- ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS (Term Expiring in 2011)
ADDITIONAL DIRECTORS (Term Expiring at the Annual Meeting)
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
AUDIT COMMITTEE REPORT
PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2010 INCENTIVE PLAN.
OTHER MATTERS
SOLICITATION OF PROXIES

3550 West Market Street
Akron, Ohio 44333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of A. Schulman, Inc. (“A. Schulman” or the “Company”) will be held at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333, on Thursday, December 9, 2010 at 10:00 a.m., local time, for the purpose of considering and acting upon the following matters, all of which are more completely set forth in the accompanying proxy statement:

1.	the election of eleven directors;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as A. Schulman’s independent registered public accounting firm for the fiscal year ending August 31, 2011;

3.	the adoption and approval of the Company’s 2010 Value Creation Rewards Plan (the “2010 Rewards Plan”); and

4.	the transaction of any other business as may properly come before the stockholders at the Annual Meeting and any adjournments thereof.

Stockholders of record at the close of business on October 15, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees listed in the proxy statement under “PROPOSAL 1 — ELECTION OF DIRECTORS,” “FOR” the ratification of PricewaterhouseCoopers LLP under “PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FOR” the approval of A. Schulman’s 2010 Rewards Plan under “PROPOSAL 3 — ADOPTION AND APPROVAL OF A. SCHULMAN’S 2010 VALUE CREATION REWARDS PLAN.”

By order of the Board of Directors,

David C. Minc
Vice President, Chief Legal Officer and Secretary

Akron, Ohio
November 5, 2010

Your vote is important. Stockholders are requested to complete, date, sign and return the enclosed PROXY in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes electronically through the Internet or by telephone.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. A. Schulman, Inc. (“A. Schulman” or the “Company”) has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of A. Schulman common stock held through such brokerage firms. If your family has multiple accounts holding shares of A. Schulman common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of the accompanying proxy statement or A. Schulman’s annual report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 9, 2010

The proxy statement, Form 10-K for the year ended August 31, 2010 and the 2010 annual report to stockholders are available at www.proxydocs.com/shlm.

3550 West Market Street
Akron, Ohio 44333

PROXY STATEMENT

November 5, 2010

GENERAL INFORMATION

The accompanying proxy is being solicited by the Board of Directors of A. Schulman, Inc. (“A. Schulman” or the “Company”) for use at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 9, 2010 at 10:00 a.m., local time, and any adjournments thereof. The mailing address of the principal executive offices of A. Schulman is 3550 West Market Street, Akron, Ohio 44333. To obtain directions to attend the Annual Meeting, please contact A. Schulman at (330) 666-3751. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about November 5, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When And Where Will The Annual Meeting Be Held?

The Annual Meeting will be held on Thursday, December 9, 2010, at 10:00 a.m., local time, at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333.

Why Did I Receive These Proxy Materials?

You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that A. Schulman is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who May Vote At The Annual Meeting?

The Board of Directors has set October 15, 2010, as the “record date” for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on October 15, 2010, there were 31,487,229 shares of A. Schulman common stock, $1.00 par value, outstanding. Each share of common stock entitles the holder to one vote on each item to be voted upon at the Annual Meeting and there is no cumulative voting.

What Is The Difference Between Holding Shares As A “Stockholder Of Record” And As A “Beneficial Owner”?

If your shares are registered directly in your name, you are considered the “stockholder of record” of those shares. A. Schulman has sent these proxy materials directly to all “stockholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the stockholder of record for purposes of voting such shares at the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common stock held in your account by following the voting instructions the organization provides to you.

How Do I Vote?

Stockholders of record may vote on matters that are properly presented at the Annual Meeting in four ways:

•	by completing the accompanying proxy and returning it in the envelope provided;

•	by voting telephonically;

•	by voting electronically via the Internet; or

•	by attending the Annual Meeting and voting in person.

For the Annual Meeting, A. Schulman is offering stockholders of record the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting the enclosed proxy by mail, stockholders of record may vote by telephone or via the Internet by following the procedures described on the enclosed proxy. In order to vote via telephone or the Internet, please have the enclosed proxy in hand, and call the number or go to the website listed on the proxy and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers. The deadline for voting through the Internet or by telephone is 11:25 p.m., Eastern Time, on December 8, 2010.

If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the Annual Meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other stockholder of record, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on October 15, 2010 in order to vote in person.

How Will My Shares Be Voted?

If you vote by mail, through the Internet, by telephone or in person, your shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your shares will be voted:

•	“FOR” the election of each of the director nominees listed under “PROPOSAL 1 — ELECTION OF DIRECTORS;”

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as A. Schulman’s independent registered public accounting firm for the fiscal year ending August 31, 2011 under “PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;” and

•	“FOR” the approval of the Company’s 2010 Value Creation Rewards Plan (the “2010 Rewards Plan”) under “PROPOSAL 3 — ADOPTION AND APPROVAL OF A. SCHULMAN’S 2010 VALUE CREATION REWARDS PLAN.”

Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees and “FOR” each of the other proposals set forth in this proxy statement.

Can Other Matters Be Decided At The Annual Meeting?

On the date that this proxy statement was printed, A. Schulman did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke Or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	the execution of a later dated proxy with respect to the same shares;

•	the execution of a later casted Internet or telephone vote with respect to the same shares;

•	giving notice in writing to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333; or

•	notifying the Corporate Secretary in person at the Annual Meeting.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on October 15, 2010. Attending the Annual Meeting will not, by itself, revoke your proxy.

Who Pays The Cost Of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of annual meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by A. Schulman. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of A. Schulman. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and A. Schulman will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. A. Schulman has engaged Georgeson, Inc. to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The costs of such services are estimated at $7,750, plus reasonable distribution and mailing costs.

How Many Shares Of Common Stock Must Be Represented At The Annual Meeting In Order To Constitute A Quorum?

At least 15,743,615 shares of common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining a quorum. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other stockholder of record how to vote their shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally do not have the same effect as a negative vote on the matter.

What Are The Voting Requirements To Elect The Directors And To Approve The Other Proposals Discussed In This Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented at the Annual Meeting is as follows:

Proposal	Vote Required

• Proposal One — Election of Directors	•	Election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of common stock at the Annual Meeting. Broker non-votes and proxies marked “WITHHOLD” will not be counted toward the election of directors or toward the election of individual nominees specified on the proxy and, thus, will have no effect other than that they will be counted for establishing a quorum.
• Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm	•	For the ratification of the appointment of PricewaterhouseCoopers LLP as A. Schulman’s independent registered public accounting firm for the fiscal year ending August 31, 2011, the affirmative vote of the holders of a majority of the shares of common stock present, represented and entitled to vote at the Annual Meeting will be required for approval. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal Two. Broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and thus, will have the same effect as a vote against Proposal Two.
• Proposal Three — Adoption and Approval of A. Schulman’s 2010 Value Creation Rewards Plan	•	For the adoption and approval of the 2010 Rewards Plan, the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting will be required for approval. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal Three. Broker non-votes will not be counted for the purpose of determining whether Proposal Three has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Three and, thus, will have the same effect as a vote against Proposal Three.

When Must Stockholder Proposals for 2011 Annual Meeting of Stockholders Be Submitted?

Any stockholder who intends to present a proposal at the annual meeting of stockholders in fiscal 2011 must deliver such proposal to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333:

•	Not later than July 8, 2011, if the proposal is submitted for inclusion in A. Schulman’s proxy materials for the meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•	Not earlier than August 11, 2011 and not later than September 10, 2011, if the proposal is submitted pursuant to A. Schulman’s Amended and Restated By-Laws (the “By-Laws). A. Schulman reserves the right to exercise discretionary voting authority on such proposals if a stockholder has failed to submit their proposal within the designated time period.

CORPORATE GOVERNANCE

The Board of Directors has long followed, both formally and informally, corporate governance principles designed to assure that the Board, through its membership, composition and committee structure, is able to provide informed, competent and independent oversight of A. Schulman.

Director Independence

Under the corporate governance listing standards of the NASDAQ Global Select Market (“NASDAQ”) and the Corporate Governance Guidelines for the Board of Directors (the “Corporate Governance Guidelines”), a majority of the members of the Board of Directors must satisfy NASDAQ’s criteria for “independence.” The Board has determined that the directors and nominees named below, who are all the directors other than Mr. Gingo, are independent under applicable NASDAQ standards for the fiscal year ended August 31, 2010.

Eugene R. Allspach	Howard R. Curd	Ernest J. Novak, Jr.
Gregory T. Barmore	Michael A. McManus, Jr.	Dr. Irvin D. Reid
David G. Birney	Lee D. Meyer	Stanley W. Silverman
Michael Caporale, Jr.	James A. Mitarotonda	John B. Yasinsky

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which are available on A. Schulman’s website at www.aschulman.com. The Corporate Governance Guidelines are intended to assure that director qualifications, committee structure and overall Board processes provide good corporate governance and independent oversight of A. Schulman’s management.

Board Committees

The Board of Directors has established the following standing Committees: (i) Executive Committee; (ii) Audit Committee; (iii) Compensation Committee; (iv) Nominating and Corporate Governance Committee; and (v) Strategic Committee.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board. In practice, the Executive Committee acts in place of the full Board of Directors only when emergency issues or scheduling makes it difficult or impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next meeting of the Board of Directors. The Executive Committee consists of Messrs. Gingo, Mitarotonda and Yasinsky. The Executive Committee held two meetings during the fiscal year ended August 31, 2010.

Audit Committee

The Audit Committee operates under a written charter that reflects the corporate governance principles advocated by the Commission and the rules and listing standards of NASDAQ. The Audit Committee consists of Messrs. Novak (Chair), Allspach, Caporale, Curd, Meyer, Reid and Silverman. The primary purposes of the Audit Committee are: (i) to assist the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of A. Schulman, including the quality and integrity of the Company’s financial statements and other financial information provided by A. Schulman to any governmental or regulatory body, the public or certain other users thereof; (ii) to assist A. Schulman in fulfilling its compliance with legal and regulatory requirements; (iii) to analyze and review the qualifications, independence and performance of, and A. Schulman’s relationship with, its independent registered public accounting firm; (iv) to analyze and review the performance of A. Schulman’s systems of internal accounting and financial controls; (v) to analyze and review the effectiveness of A. Schulman’s processes of internal auditing; and (vi) to assist the Board in monitoring A. Schulman’s independent registered public accounting firm in the annual independent audit of the Company’s financial statements and the effectiveness of A. Schulman’s internal control over financial reporting. The functions performed by the Audit Committee include: (1) reviewing the financial statements with management and A. Schulman’s independent registered public accounting firm before publication; (2) reviewing with management and the Company’s independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of A. Schulman’s financial statements; (3) reviewing with the Chief Executive Officer and Chief Financial Officer any issues pertaining to the certifications required to accompany the filing of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any other information required to be disclosed in connection therewith; (4) overseeing A. Schulman’s internal accounting and financial controls; (5) reviewing legal matters that may have a material impact on A. Schulman’s financial statements or the Company’s compliance policies; (6) establishing procedures for the proper handling of complaints concerning accounting or auditing matters; (7) considering the scope of non-audit services to be performed by the Company’s independent registered public accounting firm; (8) reviewing and approving in advance the annual audit plan and scope of work to be performed by the independent registered public accounting firm; (9) overseeing the appointment, compensation, retention and independence of A. Schulman’s independent registered public accounting firm; (10) pre-approving all auditing services and permitted non-audit services to be performed for A. Schulman by the independent registered public accounting firm; and (11) reviewing all related party transactions that are required to be reported under Item 404(a) of Regulation S-K. Additionally, the Audit Committee oversees A. Schulman’s program to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, which requires the Company to establish, maintain and assess adequate internal control structures and procedures for financial reporting.

NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. A. Schulman believes that each member of the Audit Committee, as constituted, satisfies this requirement. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and A. Schulman’s independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions do not assure: (i) that the audit of A. Schulman’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States); (ii) that the financial statements are presented in accordance with the accounting principles generally accepted in the United States; or (iii) that the Company’s independent registered public accounting firm is in fact “independent.” A more complete description of these and other Audit Committee functions is contained in the Audit Committee’s Charter, a copy of which is available on A. Schulman’s website at www.aschulman.com.

The Audit Committee held a total of six meetings during the year ended August 31, 2010. The Audit Committee reviewed with PricewaterhouseCoopers LLP and management A. Schulman’s interim financial results prior to the filing of each of A. Schulman’s Quarterly Reports on Form 10-Q. The Board has determined that each of the members of the Audit Committee is independent as defined under Rule 5605(a)(2) and Rule 5605(c)(2)(A) of the NASDAQ listing standards. The Board has also determined that the Chairman of the Audit Committee, Ernest J. Novak, Jr., is an “audit committee financial expert” as defined in regulations adopted by the Commission.

Compensation Committee

The primary purpose of the Compensation Committee is to supervise and, to the extent consistent with the Corporate Governance Guidelines, exercise the powers of the Board of Directors with respect to overseeing the use of corporate assets in compensating executive officers. The Compensation Committee consists of Messrs. Yasinsky (Chair), Barmore, Birney, Mitarotonda, Novak, and Silverman. The Compensation Committee has overall responsibility for executive succession planning, management development and approving and evaluating the incentive compensation plans, policies and programs of A. Schulman. As set forth in the Compensation Committee’s Charter, the functions to be performed by the Compensation Committee include: (i) setting the salary and other compensation of the Chief Executive Officer and the other executive officers of A. Schulman; (ii) reviewing incentive compensation pools for the Company prior to the annual determination of individual cash and equity-based incentive awards; (iii) approving all employment, change-in-control and severance agreements, as well as all annuity contracts and benefit or perquisite plans or programs (other than broad-based employee plans or programs), which are proposed for executive officers and certain managers; (iv) periodically reviewing A. Schulman’s compensation programs and policies to align them with the Company’s annual and long-term goals and the interests of the stockholders; and (v) administering, implementing and interpreting A. Schulman’s long-

term incentive plans, which includes the ability to grant stock options, restricted stock, stock appreciation rights, performance incentives, and similar plans and arrangements. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more members of the Committee; provided, however, that such members must conduct business in accordance with the Compensation Committee Charter. In addition, the Compensation Committee may delegate to the Chief Executive Officer, or another executive designee, the authority to approve salary and other compensation for employees below the executive officer level in accordance with overall pools, policy guidelines and limits approved by the Committee. Pursuant to its charter, the Compensation Committee has the authority to retain special counsel, compensation consultants and other experts, as it deems appropriate, to carry out its functions and to approve the retention terms for any such counsel, consultants or experts. A more complete description of these and other Compensation Committee functions is contained in the Compensation Committee’s Charter, a copy of which is available on A. Schulman’s website at www.aschulman.com and in the Compensation Discussion and Analysis section of this proxy statement beginning on page 19. The Compensation Committee held five meetings during the fiscal year ended August 31, 2010. The Board has determined that each of the members of the Compensation Committee is independent as defined under Rule 5605(a)(2) of the NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or has been, an employee or officer of A. Schulman. There are no interlocking relationships between A. Schulman and other entities that might affect the determination of the compensation of the Company’s executive officers.

Relationship with Executive Compensation Consultant

As permitted by the Compensation Committee Charter, the Compensation Committee retained Towers Perrin, Inc. (“Towers Perrin”) as its outside compensation consultant for fiscal 2010 to provide consulting services with respect to A. Schulman’s compensation practices. Effective January 4, 2010, Towers Perrin was acquired by Watson Wyatt Worldwide Inc. (“Watson Wyatt”), resulting in a combined company called Towers Watson, Inc. (“Towers Watson”). Pursuant to the terms of its engagement by the Compensation Committee, Towers Watson generally reviewed, analyzed and provided advice regarding A. Schulman’s executive compensation programs for the Company’s executive officers in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” and provided information and advice on competitive compensation practices and trends, along with specific views on A. Schulman’s compensation programs. In its role as compensation consultant, representatives of Towers Watson engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee and the Committee’s other advisors, providing them with their opinions with respect to the design and implementation of current or proposed compensation programs. During fiscal 2010, Towers Watson reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate Towers Watson. In fiscal 2010, A. Schulman paid Towers Watson fees of approximately $79,889 for its consulting services relative to the Company’s executive compensation.

During fiscal 2010, the former Watson Wyatt firm, and then Towers Watson, provided consulting and administration services to A. Schulman on various matters unrelated to the executive compensation consulting services provided to the Compensation Committee. Specifically, in fiscal 2010, A. Schulman received consulting, plan design and administration services relative to, among other things, workers compensation insurance administration, post-retirement medical and life insurance design, and an analysis of the pending impact of healthcare reform on the Company. In fiscal 2010, fees for these unrelated worldwide services totaled $429,796 (including 122,124 Euros translated to U.S. dollars using a 12-month average rate of 1.3664). In determining the scope of non-executive compensation related services to be provided by Towers Watson, members of A. Schulman management recommended the scope and content of the non-executive compensation related services to be provided by Towers Watson, and the Compensation Committee approved such other services upon consideration of the nature and extent of the services to be provided by Towers Watson.

For fiscal 2011, the Compensation Committee has determined to retain the services of Pay Governance, LLC (“Pay Governance”) as its outside compensation consultant and to terminate its relationship with Towers Watson.

All services provided by Pay Governance to the Compensation Committee will be determined by the Committee, which will have the sole authority to retain or terminate its outside compensation consultant. For fiscal 2011, the Compensation Committee anticipates that Pay Governance will not provide any outside consulting services to A. Schulman. For fiscal 2011, management anticipates that A. Schulman will continue to retain the services of Towers Watson to continue to provide non-executive compensation related services to the Company.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are: (i) to identify individuals qualified to become directors; (ii) to recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board to fill a vacancy; (iii) to recommend to the Board of Directors the composition and chairs of Board committees; (iv) to develop and recommend to the Board of Directors guidelines for effective corporate governance; and (v) to lead an annual review of the performance of the Board of Directors and each of its committees. The Nominating and Corporate Governance Committee consists of Messrs. Birney (Chair), Allspach, Caporale, McManus and Reid. A more complete description of these and other Nominating and Corporate Governance Committee functions is contained in the Nominating and Corporate Governance Committee’s Charter, a copy of which is available on A. Schulman’s website at www.aschulman.com. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended August 31, 2010. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent as defined under Rule 5605(a)(2) of the NASDAQ listing standards.

Director Nominations

In its role as the nominating body for the Board of Directors, the Nominating and Corporate Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by stockholders), conducts interviews and makes formal recommendations to the Board for the annual election or interim appointment of directors. In making its recommendations, the Nominating and Corporate Governance Committee considers a variety of factors, including, but not limited to:

•	whether the prospective candidate has demonstrated achievements in business, education or public service or otherwise possess the requisite intelligence, education and experience to make a significant contribution to the membership of the Board of Directors;

•	whether the prospective candidate will contribute a range of skills and a diversity of perspectives to the Board;

•	whether the prospective candidate possesses the highest ethical standards, a strong sense of professionalism and is prepared to serve the interests of all stockholders; and

•	whether the prospective candidate has the ability and willingness to commit adequate time to Board and committee matters.

As listed above, diversity of viewpoints, background, experience and other demographics are a few of several criteria on which the Nominating and Corporate Governance Committee bases its evaluation of potential candidates for director positions. The inclusion of diversity in the listed criteria reflects the Board of Director’s belief that diversity is an important component of an effective Board and the Nominating and Corporate Governance Committee considers diversity aspects when it evaluates director candidates and their specific skills, expertise and background.

For those director candidates who are also employees of A. Schulman, the Nominating and Corporate Governance Committee considers members of the executive management of the Company who have or are in the position to have a broad base of information about A. Schulman and its business. The Board of Directors Candidate Guidelines are attached as Exhibit A to the Corporate Governance Guidelines, a copy of which is available on A. Schulman’s website at www.aschulman.com. The Nominating and Corporate Governance Committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees and may do so again in the future.

The Nominating and Corporate Governance Committee will consider recommendations for nomination to stand for election as director those persons who are recommended to it in writing by any stockholder in accordance with the procedures for Stockholders to Recommend Candidates for Directors (which are available on A. Schulman’s website at www.aschulman.com). Any stockholder wishing to recommend an individual to be considered by the Nominating and Corporate Governance Committee as a nominee for election as a director should send a signed letter of recommendation to the following address: A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333, Attention: Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. A. Schulman may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The Nominating and Corporate Governance Committee does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by Board members, executive officers or other sources.

Strategic Committee

The primary functions of the Strategic Committee are to investigate and evaluate strategic alternatives available to A. Schulman and to work with management on long-range strategic planning and the identification of potential new business opportunities. A more complete description of these and other Strategic Committee functions is contained in the Strategic Committee Charter, which is available on A. Schulman’s website at www.aschulman.com. The Strategic Committee consists of Messrs. Curd (Chair), Barmore, McManus, Meyer, Mitarotonda and Yasinsky. The Strategic Committee held four meetings during fiscal 2010.

Attendance at Meetings

The Board of Directors held seven meetings during the year ended August 31, 2010. All directors, including both incumbent directors and directors who served for only a portion of fiscal 2010, attended at least 75% of the aggregate of all meetings of the Board of Directors and any committees thereof on which such director served during the year. In accordance with the Corporate Governance Guidelines, directors are expected to attend all meetings of the Board of Directors (although it is understood that, on occasion, a director may not be able to attend a meeting). Directors are also encouraged to attend the Annual Meeting. All of the members of the Board of Directors, except Messrs. Allspach and Barmore, each of whom was not yet a member of the Board, attended the annual meeting of stockholders held on December 10, 2009.

Board Leadership and Lead Independent Director

Since his appointment as President and Chief Executive Officer in 2008, Joseph M. Gingo has served as Chairman of the Board of Directors. The Board of Directors believes that Mr. Gingo is best situated to serve as Chairman based upon his significant leadership position with A. Schulman and his in-depth familiarity with the Company’s business and industry. In addition, the Board of Directors believes that Mr. Gingo’s combined role as Chairman and Chief Executive Officer positions him to effectively identify A. Schulman’s strategic priorities and lead Board discussions on the execution of Company strategy. While each of A. Schulman’s non-employee directors brings unique experience, oversight and expertise from outside the Company and its industry, Mr. Gingo’s company-specific experience and expertise allow him to effectively direct Board discussions and focus Board decision-making on those items most important to the Company’s overall success. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer helps promote A. Schulman’s overall strategic development and facilitates the efficient flow of information between management and the Board.

While the Board of Directors believes that having a combined Chairman and Chief Executive Officer is essential to A. Schulman’s overall strategic development, the Board is also aware that one of its responsibilities is to oversee Company management and make performance, risk and compensation related decisions regarding management. In order to appropriately balance the Board of Director’s focus on strategic development with its management oversight responsibilities, the Board created the position of Lead Independent Director in 2005.

Currently, John B. Yasinsky serves in the capacity of Lead Independent Director. As Lead Independent Director, Mr. Yasinsky is responsible for presiding at all executive sessions of the Board of Directors and acts as an active liaison between management and A. Schulman’s non-employee directors, maintaining frequent contact both with Mr. Gingo to advise him on the progress of Board committee meetings, and with individual non-employee directors concerning recent developments affecting the Company. Through the role of an active, engaged Lead Independent Director, it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting A. Schulman’s strategic development and the Board’s management oversight function. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board and management.

Board’s Role in Risk Oversight

The Board of Directors has oversight responsibility of A. Schulman’s risk management, while the Company’s management is responsible for the day-to-day risk management process. A. Schulman faces risks in a variety of areas including, but not limited to, strategy, operations, finance, legal, marketing, information technology, human resources, communications and procurement. In order to effectively identify, evaluate and manage potential risks to A. Schulman, the Board of Directors and management developed during fiscal 2010 an extensive enterprise risk management (“ERM”) program, under which management, with the oversight of the Board, identifies the primary risks the Company faces with respect to its business, operations and strategy. As part of the risk identification process, management conducts interviews with A. Schulman’s key business and functional leaders to help develop and identify risk action items. Thereafter, for each action item, the Board of Directors and management: (i) assign a specific prioritization level; (ii) identify ways to mitigate and manage such action item; and (iii) delegate responsibility to a particular unit or group for addressing each action item. As part of the ERM process, management regularly reports and discusses identified risk action items with the Board of Directors or a designated committee thereof. In this regard, the Board of Directors allocates responsibility to specific Board committees to examine identified action items to the extent they arise in a specific committees area of responsibility. For example, the Compensation Committee is responsible for oversight of risk management with respect to A. Schulman’s executive and non-executive compensation programs and practices, including its incentive compensation programs, in order to ensure that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on A. Schulman. In addition, while the Board of Directors is ultimately responsible for ERM oversight, the Board has delegated to the Strategic Committee the responsibility to assist the Board in the review of management’s ERM process and to help ensure that risk responses are effectively carried out.

Code of Conduct

The Board of Directors has adopted a Global Code of Conduct applicable to A. Schulman’s officers and employees and a Director Code of Conduct, each of which is available on the Company’s website at www.aschulman.com. To further assure compliance, A. Schulman maintains a worldwide hotline that allows employees to report confidentially any suspected violation of its Global Code of Conduct. A. Schulman intends to satisfy the disclosure requirements regarding an amendment to or a waiver from a provision of its Global Code of Conduct that applies to the Company’s executive officers by posting such information on its website at www.aschulman.com.

Executive Sessions

Executive sessions of non-employee directors are regularly held at each meeting of the Board of Directors, including meetings during the fiscal year ended August 31, 2010.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors by mail or courier delivery addressed as follows: A. Schulman, Inc., c/o Corporate Secretary, 3550 West Market Street, Akron, Ohio 44333. In general, the Corporate Secretary will forward all such communications to the Chair of the Nominating and Corporate Governance Committee. The Chair of the Nominating and Corporate Governance Committee will in turn determine whether the communication should be forwarded to other members of the Board of Directors and, if so, forward them accordingly. However, for communications addressed to a particular member of the Board of Directors or the Chair of a particular committee, the Corporate Secretary will forward such communications directly to the Board member so addressed.

Certain Relationships and Related Transactions

Pursuant to the provisions of its charter, the Audit Committee is charged with evaluating any transaction or series of transactions which involve A. Schulman, a “related person” and the amount involved exceeds $120,000. According to the rules of the Commission, a “related person” is defined as a director, officer, nominee for director, or five percent stockholder of A. Schulman since the beginning of the last fiscal year and their immediate family members. Pursuant to the Audit Committee Charter, all related person transactions must be referred to the Audit Committee for approval, ratification, revision or termination. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved. During fiscal 2010, no related person transactions were brought before the Audit Committee for approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires A. Schulman’s officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership with the Commission. To A. Schulman’s knowledge, based solely on its review of the copies of such forms received by the Company, the following transactions were not timely filed: (i) a Form 4 report on March 3, 2010 by Paul F. DeSantis regarding the disposition of shares of restricted stock upon vesting of awards of restricted stock for purposes of tax withholding; and (ii) a Form 4 report by Bernard Rzepka on March 3, 2010 regarding the settlement of restricted stock units.

PROPOSAL ONE — ELECTION OF DIRECTORS

In 2008, the Board of Directors approved, and recommended to the stockholders that they approve, a proposal to amend A. Schulman’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the classification of the Board of Directors and to provide for the annual election of directors. Under the terms of the proposal, those directors previously elected for three-year terms would complete their three-year term, while directors nominated for re-election at the 2008 annual meeting of stockholders would serve a one-year term expiring at the 2009 annual meeting of stockholders. At the 2008 annual meeting of stockholders, stockholders approved the proposed declassification amendment. As of the Annual Meeting, the Board of Directors will have completed its tiered declassification process and all current directors’ terms will expire as of the Annual Meeting.

In accordance with the provisions of the Certificate of Incorporation and the By-Laws, the Board of Directors has currently fixed the number of directors at 13. Previously, the Board of Directors had fixed the number of directors at 11, however, with the appointment of Eugene R. Allspach and Gregory T. Barmore pursuant to the terms of the Agreement and Plan of Merger, dated December 2, 2009, by and among A. Schulman, ICO, Inc. (“ICO”) and ICO — Schulman, LLC fka Wildcat Spider LLC (the “Merger Agreement”), the Board expanded in size to 13 members upon completion of the merger in April 2010. As part of A. Schulman’s evaluation and negotiation of the ICO acquisition, the Nominating and Corporate Governance Committee, in considering whether an expansion of the Board of Directors would be appropriate, undertook an extensive evaluation of the then-current directors of ICO to determine which directors satisfied its criteria for director candidates. The Nominating and Corporate Governance determined that Messrs. Barmore and Allspach each had excellent qualifications to serve as directors of A. Schulman and agreed to expand the Board of Directors and appoint them as directors upon completion of the merger and to nominate them at the Annual Meeting.

Nevertheless, consistent with prior Board reduction actions, the Board of Directors determined in the latter portion of fiscal 2010 that reductions in the number of directors from 13 to 11 to be elected at the Annual Meeting and from 11 to nine to be elected at the annual meeting of stockholders in 2011, would be appropriate in order to more closely align A. Schulman’s Board size with its business operations and stockholder interests. Accordingly, pursuant to the directive of the Board of Directors, the Nominating and Corporate Governance Committee undertook a process to recommend to the Board a slate of director candidates for election at the Annual Meeting. On October 14, 2010, the Board of Directors unanimously approved a resolution fixing the size of the Board at

11 directors effective at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following to serve as directors for the term beginning at the Annual Meeting on December 9, 2010: Eugene R. Allspach; Gregory T. Barmore; David G. Birney; Howard R. Curd; Joseph M. Gingo; Michael A. McManus; Lee D. Meyer; James A. Mitarotonda; Ernest J. Novak; Irvin D. Reid; and John B. Yasinsky.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Unless a stockholder requests that voting of that stockholder’s proxy be withheld for any one or more of the nominees for director in accordance with the instructions set forth on their proxy, it is presently intended that shares represented by proxies in the enclosed form will be voted for the election of each of the eleven director nominees. All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees.

The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “WITHHOLD” will not be counted toward the election of directors or toward the election of individual nominees specified in the proxy and, thus, will have no effect other than that they will be counted for establishing a quorum.

The following sets forth information regarding each nominee for election as a director, including each individual’s age, principal occupation and business experience during the past five years. In addition, the following information provides the Nominating and Corporate Governance Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee. Information concerning each nominee is based in part on information received from the respective directors and in part from A. Schulman’s records.

NOMINEES FOR ELECTION AS DIRECTORS
(Term Expiring in 2011)

Eugene R. Allspach, Age 63

Mr. Allspach has served as a director of A. Schulman since May 2010 and is a member of the Audit and Nominating and Corporate Governance Committees. Since 2003, Mr. Allspach has served as the President of E. R. Allspach & Associates, LLC, a company providing consulting services to new business development activities in the petrochemical industry. Previously, from 1997 to 2002 Mr. Allspach served as President and Chief Operating Officer for Equistar Chemicals, L.P., a petrochemical company, and held numerous executive level positions for its predecessor companies from 1982 to 1997. In addition, Mr. Allspach served as a director of ICO from 2008 until its acquisition by A. Schulman in fiscal 2010. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Allspach has developed through his more than 35 years of experience in executive management, business development, manufacturing, operations, marketing and process engineering in the petrochemicals industry, as well as his prior experience as a director of ICO, allow him to provide continued financial and industry expertise to the Board of Directors. Pursuant to the terms and conditions of the Merger Agreement, A. Schulman has agreed to nominate Mr. Allspach for election to the Board of Directors at the Annual Meeting.

Gregory T. Barmore, Age 68

Mr. Barmore has served as a director of A. Schulman since May 2010 and is a member of the Compensation and Strategic Committees. Mr. Barmore is currently retired and serves as a director of NovaStar Financial, Inc, a specialty finance company, a position he has held since 1996. Previously, Mr. Barmore served as Chairman and Chief Executive Officer of General Electric Capital Mortgage Corporation, a subsidiary of General Electric Capital Corporation, and held numerous executive level positions within the General Electric family of companies from 1966 to 1997. In addition, Mr. Barmore served as a director of ICO from 2004 until its acquisition by A. Schulman in fiscal 2010 and served as Chairman of the ICO Board of Directors from 2005 until 2010. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Barmore has developed through his financial and corporate governance expertise, experiences as a chief executive officer, public-company director experience, as well as his prior experience as a director of ICO, allow him to provide continued financial and business expertise to the Board of Directors. Pursuant to the terms and conditions of the Merger Agreement, A. Schulman has agreed to nominate Mr. Barmore for election to the Board of Directors at the Annual Meeting.

David G. Birney, Age 67

Mr. Birney has served as a director of A. Schulman since 2006, is Chair of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. Mr. Birney is currently retired and serves as a director of Tronox, Inc., a specialty chemical company, a position he has held since 2006. Previously, Mr. Birney served as President and Chief Executive Officer of Solvay America, Inc., a subsidiary of Solvay S.A., an international industrial chemical group, and held numerous executive level positions within the Solvay Group from 1978 to 2006. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Birney has developed through his experiences as a chief executive officer in the chemicals and plastics industry, public-company director experience, as well his prior service as a director of A. Schulman, including his exemplary service as Chair of the Nominating and Corporate Governance Committee, allow him to provide continued industry and corporate governance expertise to the Board of Directors and has nominated him for re-election.

Howard R. Curd, Age 71

Mr. Curd has served as a director of A. Schulman since 2006, is Chair of the Strategic Committee and is a member of the Audit Committee. Since 2003, Mr. Curd has served as President and Chief Executive Officer of Uniroyal Engineered Products, LLC, a manufacturer of plastic vinyl coated fabrics. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Curd has developed through his leadership and business experiences in the plastics industry, as well as experience as a director of A. Schulman and his exemplary service as Chair of the Strategic Committee, allow him to provide continued business expertise to the Board of Directors and has nominated him for re-election.

Joseph M. Gingo, Age 65

Mr. Gingo has served as Chairman, President and Chief Executive Officer of A. Schulman since 2008 and is a member of the Executive Committee. Previously, Mr. Gingo was employed at The Goodyear Tire & Rubber Company for more than 40 years. From June 2003 through December 2007, Mr. Gingo served as Executive Vice President, Quality Systems and Chief Technical Officer at the Goodyear Tire & Rubber Company. In this role, Mr. Gingo was responsible for Goodyear’s Research, Tire Technology and Engineering and Quality organizations. Prior to that, Mr. Gingo held numerous domestic and international leadership positions with The Goodyear Tire & Rubber Company. Mr. Gingo has served as a director of A. Schulman since 2000. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Gingo has developed through his extensive business and leadership experiences in the tire and rubber industry, as well as his significant leadership accomplishments with A. Schulman, allow him to provide continued business and leadership insight to the Board of Directors and has nominated him for re-election.

Michael A. McManus, Jr., Age 67

Mr. McManus has served as a director of A. Schulman since 2006 and is a member of the Strategic and Nominating and Corporate Governance Committees. Since 1999, Mr. McManus has served as President and Chief Executive Officer of Misonix, Inc., a medical device manufacturer. Previously, Mr. McManus held executive positions with New York Bancorp, Inc., Jamcor Pharmaceutical, Inc., Pfizer, Inc. and Revlon Corp. Mr. McManus currently serves as a director of Novavax, Inc. and Mixonix, Inc. and, within the past five years, served as a director of American Home Mortgage Investment Corp. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. McManus has developed through his experiences as a chief executive officer, public-company director and his prior service as a director of A. Schulman, allow him to provide continued business and corporate governance expertise to the Board of Directors and has nominated him for re-election.

Lee D. Meyer, Age 61

Mr. Meyer has served as a director of A. Schulman since 2008 and is a member of the Audit and Strategic Committees. Since 2006, Mr. Meyer has acted as a consultant to various investment firms and to Ply Gem Industries, Inc., a building product manufacturer. Previously, Mr. Meyer served as President and Chief Executive Officer of Ply Gem Industries, Inc. from 2002 through 2006. Mr. Meyer currently serves as a director of Building Material Distributors, Inc., a private company, and, during the last five years, served as a director of PW Eagle, Inc. at the time of its acquisition by J-M Manufacturing Company in 2007. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Meyer has developed through his experiences as a chief executive officer and his consulting roles allow him to provide continued business expertise to the Board of Directors and has nominated him for re-election.

James A. Mitarotonda, Age 56

Mr. Mitarotonda has served as a director of A. Schulman since 2005 and is a member of the Compensation, Strategic and Executive Committees. Since 1991, Mr. Mitarotonda has served as the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded. Previously, Mr. Mitarotonda served as the President and Chief Executive Officer of Dynabazaar, Inc. from May 2006 until April 2007 and January 2004 until December 2004. Prior to that, Mr. Mitarotonda served as the Co-Chief Executive Officer and Co-Chairman of LQ Corporation, Inc. from April 2003 until May 2004 and as its sole Chief Executive Officer from May 2004 until October 2004. Mr. Mitarotonda currently serves as a director of The Pep Boys — Manny, Moe and Jack, Griffon Corporation, and Gerber Scientific, Inc. and, during the past five years, served as a director of Sielox, Inc, Dynabazaar, Inc. and LQ Corporation, Inc. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Mitarotonda has developed through his experiences as a chief executive officer, public-company director, his prior service as a director of A. Schulman, as well as his status as a significant stockholder, allow him to provide continued business and corporate governance expertise to the Board of Directors and has nominated him for re-election.

Ernest J. Novak, Jr., Age 65

Mr. Novak has served as a director of A. Schulman since 2003 and is Chair of the Audit Committee. Mr. Novak is currently retired and serves as a director of BorgWarner, Inc. and FirstEnergy Corp. Previously, Mr. Novak served in various positions at Ernst & Young LLP, an international public accounting firm, including as Coordinating Partner for large multinational clients, as a member of the firm’s International Service Delivery and Quality Committee, as Area Industry Leader for manufacturing and, for 17 years as the Managing Partner of various international offices. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Novak has developed through his educational background in accounting and his professional experiences in performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies, as well as his experience as a director of A. Schulman, including his exemplary service as Chairman of the Audit Committee, allow him to provide continued financial and regional business expertise to the Board of Directors and has nominated him for re-election.

Dr. Irvin D. Reid, Age 69

Dr. Reid has served as a director of A. Schulman since January 2009 and is a member of the Audit and Nominating and Corporate Governance Committees. Since 2008, Dr. Reid has served as President Emeritus and Eugene Applebaum Professor, Community Engagement, at Wayne State University, a research university located in Detroit, Michigan. Previously, Dr. Reid served as President of Wayne State University from 1997 to 2008. In addition, Dr. Reid previously served two terms on the Board of the Federal Reserve Bank of Chicago (Detroit Branch) from 2003 to 2004 and from 2005 to 2008. Dr. Reid currently serves as a director of The Pep Boys — Manny, Moe and Jack and Mack-Cali Realty Corporation. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Dr. Reid has developed through his academic experience, his financial and regulatory expertise, as well as his public-company director experience, allow him to provide continued financial and business expertise to the Board of Directors and has nominated him for re-election.

John B. Yasinsky, Age 71

Mr. Yasinsky has served as a director of A. Schulman since 2000 and has served as the Company’s Lead Independent Director since 2008. Mr. Yasinsky is the Chair of the Compensation Committee and is a member of the Strategic and Executive Committees. Mr. Yasinsky is currently retired and is a director of CMS Energy Corporation and Consumers Energy Co. Previously, Mr. Yasinsky served as Chairman and Chief Executive Officer of Omnova Solutions, Inc., a manufacturer of decorative and building products and performance chemicals from 1999 to 2001. Prior to that, Mr. Yasinsky served as the Chairman and Chief Executive Officer of GenCorp, a technology-based manufacturer, from 1994 to 1999. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Yasinsky has developed through his chief executive leadership and business experiences, as well as his experience as a director of A. Schulman and his exemplary service as the Company’s Lead Independent Director, allow him to provide continued local business and corporate governance expertise to the Board of Directors and has nominated him for re-election.

ADDITIONAL DIRECTORS
(Term Expiring at the Annual Meeting)

Michael Caporale, Jr., Age 59

Mr. Caporale has served as a director of A. Schulman since 2008 and is a member of the Audit and Nominating and Corporate Governance Committees. Mr. Caporale is currently retired. Previously, Mr. Caporale served as President and Chief Executive Officer of Associated Materials, Inc., a manufacturer and distributor of exterior building products, from 2002 through 2006. Additionally, Mr. Caporale previously served as President and Chief Executive Officer of Associated Materials Holdings, Inc., the direct parent of Associated Materials, Inc., from 2002 through 2006, and as President and Chief Executive Officer of AMI Holdings, Inc., the direct parent of Associated Materials Holdings, Inc., from 2004 through 2006. Mr. Caporale’s attributes, skills and qualifications developed through his chief executive leadership and business experiences qualified him for his prior service on the Board of Directors.

Stanley W. Silverman, Age 63

Mr. Silverman has served as a director of A. Schulman since 2008 and is a member of the Audit and Compensation Committees. Since 2005, Mr. Silverman has served as the President of Horizon Venture Group LLC, a private firm that invests, as a limited partner, in companies which have potential for growth and value creation. Previously, Mr. Silverman served as President and Chief Executive Officer and was a member of the Board of Directors of PQ Corporation, a global chemical and engineered glass materials company, from January 2000 to February 2005. Mr. Silverman also serves as a director on C&D Technologies, Inc. and Met-Pro Corporation. Mr. Silverman’s attributes, skills and qualifications developed through his chief executive leadership and global business experiences, as well as his public company director experience, qualified him for his prior nomination for election to the Board of Directors.

Directors James A. Mitarotonda, David G. Birney, Howard R. Curd and Michael A. McManus, Jr. each were first appointed or nominated for election to the Board in connection with, or pursuant to a process described under, various agreements with a group of investors led by Barington Capital Group, L.P. (“Barington Capital”). Director Irvin D. Reid was first appointed to the Board of Directors pursuant to a process determined between A. Schulman and a group of investors lead by Ramius, LLC. Directors Eugene R. Allspach and Gregory T. Barmore each were appointed to the Board of Directors pursuant to the terms and conditions of the Merger Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of October 15, 2010 (except as otherwise indicated by footnote) regarding the beneficial ownership of shares of common stock by each director and nominee, by each named executive officer, by all directors and executive officers as a group, and by each person known to A. Schulman to own 5% or more of its common stock. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table:

	Total Beneficial	Percent of
Name	Ownership(1)(2)	Outstanding(3)

Directors, Executive Officers and Nominees
Joseph M. Gingo(4)	84,498	*
Paul F. DeSantis(5)	91,503	*
Bernard Rzepka	14,500	*
David C. Minc	14,024	*
Kim L. Whiteman	8,710	*
Jack B. Taylor	68,334	*
Eugene R. Allspach	4,314	*
Gregory T. Barmore	51,074	*
David G. Birney(6)	18,000	*
Michael Caporale, Jr.(7)	9,500	*
Howard R. Curd	14,000	*
Michael A. McManus, Jr.	8,500	*
Lee D. Meyer	6,000	*
James A. Mitarotonda(8)	566,286	1.80%
Ernest J. Novak, Jr.	18,200	*
Dr. Irvin D. Reid.	3,500	*
Stanley W. Silverman(9)	8,765	*
John B. Yasinsky	23,000	*
All Directors and executive officers as a group (20 persons)	1,629,728	5.16%

5% Or Greater Stockholders
Dimensional Fund Advisors L.P.(10)	1,854,813	5.89%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
BlackRock Inc.(11)	2,025,898	6.43%
40 East 52nd Street, New York, New York, 10022

*	Less than 1%.

(1)	Includes the following number of shares that are not owned, but can be purchased within 60 days upon the exercise of options granted under A. Schulman’s 1992 Non-Employee Directors’ Stock Option Plan, 2002 Equity Incentive Plan and/or the Amended and Restated 2006 Incentive Plan (the “2006 Incentive Plan”): 60,000 by Mr. DeSantis; 12,000 by Mr. Rzepka; 8,334 by Mr. Taylor; 4,000 by Mr. Yasinsky; and 84,334 by all directors and executive officers as a group.

(2)	Includes the following number of restricted shares of common stock awarded under A. Schulman’s 1992 Non-Employee Directors’ Stock Option Plan, 2002 Equity Incentive Plan and/or 2006 Incentive Plan: 42,067 by Mr. Gingo; 14,468 by Mr. DeSantis; 9,768 by Mr. Minc; 6,102 by Mr. Whiteman; 15,000 by Mr. Taylor; 834 by Messrs. Birney, Caporale, Curd, McManus, Meyer, Mitarotonda, Novak, Reid, Silverman and Yasinsky; and 109,419 by all directors and executive officers as a group. Directors and executive officers have the power to vote, but not dispose of, these restricted shares of common stock.

(3)	For all Directors and executive officers, the percentage of class is based upon the sum of 31,487,229 shares of common stock outstanding on October 15, 2010 and the number of shares of common stock, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options within 60 days of October 15, 2010. For all entities that are listed as beneficial owners of 5% or more of the common stock, the percentage of class is based upon 31,487,229 shares of common stock outstanding on October 15, 2010.

(4)	Amount includes 12,500 shares held by the Linda L. Gingo Trust and 10,000 shares held by the Joseph M. Gingo Trust. Mr. Gingo has shared dispositive power with respect to shares held in the Linda L. Gingo Trust.

(5)	Mr. DeSantis owns his shares jointly with his spouse, and he has shared voting and dispositive power with respect to such shares.

(6)	Mr. Birney owns 7,500 shares jointly with his spouse, and he has shared voting and dispositive power with respect to such shares.

(7)	Amount includes 3,500 shares held by Mr. Caporale’s spouse.

(8)	Amount includes 555,786 shares of common stock held directly by Barington Companies Equity Partners, L.P. (“Barington”). Barington may be deemed to have sole power to vote and dispose of the shares it beneficially owns. Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp. (“LNA”), which is the general partner of Barington Capital , which is the majority member of Barington Companies Investors, LLC (“Barington Investors”). Barington Investors is the general partner of Barington. Barington Investors may be deemed to have sole power to vote and dispose of the shares owned by Barington. In addition, Mr. Mitarotonda, LNA and Barington Capital each may be deemed to have sole power to vote and dispose of the shares owned by Barington. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(9)	Mr. Silverman owns 2,765 shares jointly with his spouse, and he has shared voting and dispositive power with respect to such shares.

(10)	As reported in a Schedule 13G filed with the SEC on January 29, 2010.

(11)	As reported in a Schedule 13G/A filed with the Commission on February 8, 2010, Dimensional Fund Advisors L.P. (“Dimensional”) is the beneficial owner of, has the sole power to vote or direct the voting of, and the sole power to dispose or direct the disposition of, an aggregate of 1,854,813 shares of common stock. According to the Schedule 13G/A, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). As reported in the Schedule 13G/A, Dimensional possesses investment and/or voting power over the common stock owned by the Funds, and may be deemed to be the beneficial owner of such shares. However, all such shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares in its Schedule 13G/A.

Equity Compensation Plan Information

A. Schulman’s 2006 Incentive Plan authorizes the Company to issue common stock to its employees and non-employee directors in exchange for consideration in the form of goods or services. The 2006 Incentive Plan currently authorizes A. Schulman to issue up to 3,472,686 shares of common stock to participants. Awards are also currently outstanding under A. Schulman’s 1992 Non-Employee Directors’ Stock Option Plan and 2002 Equity Incentive Plan (collectively, with the 2006 Incentive Plan, the “Equity Plans”). Information, as of August 31, 2010, on outstanding awards under the Equity Plans, and information on awards available for grant under the 2006 Incentive Plan, are set forth in the table below:

(c)
	(a)				Number of Securities
	Number of Securities		(b)		Remaining Available for
	to be Issued		Weighted-Average		Future Issuance Under Equity
	Upon Exercise of		Exercise		Compensation Plans
	Outstanding		Price of Outstanding,		(Excluding Securities
	Options, Warrants		Options,		Reflected in Column
Plan Category	and Rights(1)		Warrants and Rights		(a))

Equity compensation plans approved by security holders	970,416	(2)	$19.77	(3)	963,724
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	970,416		19.77		963,724

(1)	The outstanding options do not have dividend equivalent rights and are not transferable for value.

(2)	Amount includes 705,154 performance shares granted pursuant to the 2006 Incentive Plan, the vesting of which is contingent upon corporate performance, which shall be measure by evaluating the TSR of the common stock relative to a peer group during the applicable performance period.

(3)	The weighted average exercise price does not account for awards of performance-based restricted stock or performance shares, as described in footnote (2).

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the Compensation Committee’s executive compensation philosophy, objectives and programs, and explains the basis on which fiscal year 2010 compensation determinations were made by the Compensation Committee with respect to A. Schulman’s named executive officers. For purposes of this discussion, references to “we,” “our” and “us” refer to A. Schulman. For fiscal 2010, our named executive officers were as follows:

Name	Title

Joseph M. Gingo	President, Chief Executive Officer and Chairman of the Board
Paul F. DeSantis	Vice President, Chief Financial Officer and Treasurer
Bernard Rzepka	General Manager and Chief Operating Officer — Europe
David C. Minc	Vice President, Chief Legal Officer and Secretary
Kim L. Whiteman	Vice President — Global Human Resources
Jack B. Taylor	Former General Manager and Chief Operating Officer — Asia

Compensation Committee Governance

The compensation program for our named executive officers is overseen by the Compensation Committee of the Board of Directors. Compensation Committee members are appointed by the Board of Directors and meet the independence and other requirements of NASDAQ and other applicable laws and regulations. As described on pages 6-7 of this proxy statement, the duties of the Compensation Committee include, among other things: (i) determining base salary levels and bonuses for our named executive officers; (ii) approving the design and award of all other elements of our executive compensation program; (iii) evaluating the performance of our named executive officers; (iv) executive officer succession planning; and (v) addressing other matters related to executive compensation. The Compensation Committee meets as necessary to enable it to fulfill its responsibilities. The Chair of the Compensation Committee is responsible for the leadership of the Committee, presiding over Committee meetings, making Committee assignments, reporting the Committee’s actions to our Board of Directors from time to time and, with the assistance of management, setting the agenda for Committee meetings. The members of the Compensation Committee and the Committee’s specific functions are described in further detail on pages 6-7 of this proxy statement and the Compensation Committee Charter is posted at www.aschulman.com.

Compensation Philosophy and Objectives

In determining the amount and composition of executive compensation, the Compensation Committee’s goal is to provide a pay for performance compensation package that will enable us to: (i) attract and retain talented executives; (ii) reward outstanding individual and corporate performance; and (iii) link the interests of our executive officers to the interests of our stockholders, with the ultimate goal of improving stockholder value. The Compensation Committee’s overall pay strategy is to provide a median market compensation opportunity for our named executive officers at their targeted performance levels. The Compensation Committee attempts to align executive compensation with stockholders’ interests through the use of performance-based, at-risk compensation components for a significant portion of each named executive officer’s total compensation. Additionally, the Compensation Committee seeks to achieve executive retention through the use of a balance of pay mix and long-term equity vehicles. In order to emphasize pay that is dependent on performance and aligned with stockholder interests, we have adopted the following pay strategy:

•	Position base salaries at the 50th percentile of peer market levels;

•	Provide a median target annual incentive opportunity with upside and downside leverage depending on actual corporate and personal performance; and

•	Position target long-term incentive opportunities at the 50th percentile of peer market levels, with two-thirds of the awards subject to performance-based vesting, in order to enhance alignment with stockholders.

In determining actual compensation levels for our named executive officers, the Compensation Committee considers all elements of the compensation program in total and also evaluates whether individual elements reflect current market practices and our stated compensation philosophy. The Compensation Committee believes that offering performance-based, market-comparable pay opportunities to our named executive officers, bearing in mind our industry, relative size and performance, allows us to maintain a stable, successful management team.

The Compensation Committee has full discretion to adjust our compensation program, or any element thereof, at any time. It has been the practice of the Compensation Committee to discuss its compensation determinations with respect to the Chief Executive Officer with the full Board of Directors and to have the full Board (other than the Chief Executive Officer) approve such decisions. At times, however, the Board of Directors may adjust certain elements of our executive compensation program outside of the Compensation Committee’s recommendations.

Compensation Consultants

As permitted by the Compensation Committee Charter, the Compensation Committee retained Towers Perrin as its outside compensation consultant for fiscal 2010 to provide consulting services with respect to A. Schulman’s compensation practices. Effective January 4, 2010, Towers Perrin was acquired by Watson Wyatt, resulting in the combined company, Towers Watson. Pursuant to the terms of its engagement by the Compensation Committee, Towers Watson generally reviewed, analyzed and provided advice regarding A. Schulman’s executive compensation programs for the Company’s executive officers in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” and provided information and advice on competitive compensation practices and trends, along with specific views on A. Schulman’s compensation programs. In its role as compensation consultant, representatives of Towers Watson engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee and the Committee’s other advisors, providing them with their opinions with respect to the design and implementation of current or proposed compensation programs. During fiscal 2010, Towers Watson reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate Towers Watson. In fiscal 2010, A. Schulman paid Towers Watson fees of approximately $79,889 for its consulting services relative to the Company’s executive compensation.

During fiscal 2010, the former Watson Wyatt firm, and then Towers Watson, provided consulting and administration services to A. Schulman on various matters unrelated to the executive compensation consulting services provided to the Compensation Committee. Specifically, in fiscal 2010, A. Schulman received consulting, plan design and administration services relative to, among other things, workers compensation insurance administration, post-retirement medical and life insurance design, and an analysis of the pending impact of healthcare reform on the Company. In fiscal 2010, fees for these unrelated worldwide services totaled $429,796 (including 122,124 Euros translated to U.S. dollars using a 12-month average of 1.3664). In determining the scope of non-executive compensation related services to be provided by Towers Watson, members of A. Schulman management recommended the scope and content of the non-executive compensation related services to be provided by Towers Watson, and the Compensation Committee approved such other services upon consideration of the nature and extent of the services to be provided by Towers Watson.

For fiscal 2011, the Compensation Committee has determined to retain the services of Pay Governance as its outside compensation consultant and to terminate its relationship with Towers Watson. All services provided by Pay Governance to the Compensation Committee will be determined by the Committee, which will have the sole authority to retain or terminate its outside compensation consultant. For fiscal 2011, the Compensation Committee anticipates that Pay Governance will not provide any outside consulting services to A. Schulman. For fiscal 2011, management anticipates that A. Schulman will continue to retain the services of Towers Watson to continue to provide non-executive compensation related services to the Company.

Compensation Committee Delegation

Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate its authority to subcommittees or to the Chair of the Compensation Committee when it deems such delegation appropriate and in our best interests. Additionally, pursuant to its charter, the Compensation Committee may delegate to the Chief

Executive Officer, or other executive designee, the authority to approve salary and other compensation for employees below the executive officer level in accordance with overall pools, policy guidelines and limits approved by the Committee. During fiscal 2010, the Compensation Committee made no subcommittee delegations.

Setting Executive Compensation

At its first two regularly scheduled meetings of each fiscal year (typically in September and October), the Compensation Committee: (i) evaluates the performance of the Chief Executive Officer for the prior fiscal year; (ii) reviews the Chief Executive Officer’s evaluation of the performance of the other named executive officers for the prior fiscal year; (iii) determines whether our named executive officers will receive bonuses for the prior fiscal year based on the achievement of performance targets and their respective individual performance; (iv) establishes the components and levels of named executive officer compensation (including the performance criteria for annual performance bonuses) for the current fiscal year; and (v) reviews and approves the structure and performance criteria for annual long-term incentive plan grants to our named executive officers. In the course of its deliberations, the Compensation Committee from time to time solicits the recommendations of our Chief Executive Officer and our other executive officers on various matters relating to executive compensation. However, the Compensation Committee makes all final determinations regarding the compensation program for the named executive officers and, with respect to the Chief Executive Officer, seeks ratification of its decisions by the full Board of Directors.

Peer Group

To assist the Compensation Committee in making compensation decisions, Towers Watson provided the Compensation Committee with competitive market data in fiscal year 2010 comparing our executive compensation practices to those of a specific group of comparison companies and compensation surveys. The peer group used for compensation comparison purposes was generally comprised of specialty chemical companies, including both similarly sized companies within our geographic footprint and other chemical and plastics manufacturers recognized as our broader competitors. The Compensation Committee reviews and approves the selection of companies used for compensation comparisons on an annual basis. In fiscal year 2010, the peer group consisted of the following 19 companies (the “2010 Peer Group”):

Albemarle Corporation	OM Group, Inc.	Valhi, Inc.
Arch Chemicals, Inc.	Omnova Solutions Inc.	Valspar Corporation
Cabot Corporation	PolyOne Company	W.R. Grace & Co.
Cytec Industries, Inc.	Rockwood Holdings, Inc.
Ferro Corporation	RPM International Inc.
H.B. Fuller Co.	Spartech Corporation
Hexcel Corporation	Solutia, Inc.
Minerals Technologies Inc.	Stepan Company

The 2010 Peer Group included the same companies as in fiscal 2009 except for: (i) Chemtura Corporation and Tronox Incorporated, each of which entered Chapter 11 bankruptcy in fiscal 2010; and (ii) Hercules Incorporated, which was removed as a result of a merger with a company not in our peer group.

In addition to the use of peer group data, the Compensation Committee reviewed compensation survey data in order to ensure that our executive compensation program, as a whole, is competitive. For fiscal 2010, the compensation survey data consisted of U.S.-based manufacturing companies of a comparable size to our business. For fiscal 2010, the Compensation Committee’s general approach was to target executive officer pay opportunities at the median of the 2010 Peer Group and the compensation survey data.

Components of Executive Compensation

The key components of our executive compensation program, each of which is addressed separately below, are:

•	base salary;

•	annual bonuses;

•	long-term incentives; and

•	retirement and other benefits.

In determining an executive officer’s total compensation package, the Compensation Committee considers each of these key components and attempts to establish an appropriate balance between cash and non-cash compensation, and between short-term and long-term compensation. In addition, the Compensation Committee annually reviews the total compensation opportunity for our executive officers. The Compensation Committee attempts to position each executive’s total targeted compensation opportunity near our peer market median in order to provide each executive officer with a competitive compensation opportunity and properly focus them on our long-term success. Each year, the Compensation Committee requests that its compensation consultant compare the total direct compensation (i.e., base salary + annual bonus target + estimated value of our long-term incentive grants) of our executive officers to the total compensation opportunities provided by our peer group, in order to help the Committee evaluate compensation determinations for the upcoming fiscal year. It is the opinion of the Compensation Committee that it is important to evaluate our executive compensation program vis-à-vis our peers in order to determine potential modifications based upon our compensation philosophy.

Base Salaries

Base salaries are intended to reward executive officers based upon their roles with us and for their performance in those roles. The Compensation Committee reviews and approves each named executive officer’s base salary annually. Base salaries for executive officers initially are determined by evaluating the officers’ respective levels of responsibility, prior experience and breadth of knowledge, and by taking into consideration internal equity issues and external pay practices. Determinations of base salary adjustments are driven primarily by competitive positioning and profitability, with the stated goal of maintaining executive officer salaries at the 50th percentile of market levels. For fiscal 2010, the base salary for each of our named executive officers is provided in the Salary column of the Summary Compensation Table located on page 32 of this proxy statement.

In fiscal 2010, the Compensation Committee continued to implement our base salary positioning philosophy, attempting to position executive officer base salaries at or near the 50th percentile of our peer market, which included managing certain base salaries that exceeded the peer market median back to our stated compensation range and managing other salaries that fell below the targeted median upward toward our stated compensation range. Based on data presented to the Compensation Committee by its executive compensation consultant, the Compensation Committee determined that base salary levels for Messrs. Gingo, DeSantis, Rzepka and Whiteman approximated peer market medians within our stated range, falling within approximately ± 10% of the peer market median level. In regard to Mr. Minc, the Compensation Committee determined that his respective base salary fell below our stated positioning policy, and therefore incrementally increased his salary toward the peer market median target.

Base salary increases granted in fiscal 2010 were: (i) required pursuant to applicable law; (ii) warranted based upon outstanding personal performance; or (iii) incrementally increased toward peer market median targets. In targeting our base salary range at the 50th percentile, the Compensation Committee believes that we are able to properly motivate our executive officers and fulfill our goals of rewarding outstanding performance and achieving executive retention. It is the opinion of the Compensation Committee that by setting base salary levels at competitive rates, our executive officers are rewarded for undertaking positions of leadership and provided with an incentive to continue working for us. However, as base salary compensation is not typically subject to reduction or forfeiture based on corporate performance, the Compensation Committee believes that it should comprise only one component of our overall pay philosophy and that a majority of our executive compensation structure should be comprised of at-risk components.

Annual Bonuses

Our annual bonus program promotes our pay-for-performance philosophy by providing our named executive officers with direct financial incentives in the form of annual cash bonuses based on our financial performance. Annual bonus opportunities allow us to communicate specific goals that are of primary importance during the coming year and to motivate executive officers to achieve these goals. The annual bonus program is designed to reward our named executive officers for the achievement of specified corporate performance targets that the Compensation Committee believes align the interests of our named executive officers with the interests of our stockholders. The Compensation Committee seeks to provide each named executive officer with a median annual bonus opportunity, as compared to our peers.

2010 Bonus Targets

In October 2009, the Board of Directors, upon the approval of the Compensation Committee, established the target bonus awards (expressed as a percentage of base salary) for each of the named executive officers and established that each executive’s total bonus opportunity would be based upon the achievement of certain performance metrics. For fiscal 2010, the Board of Directors established the following target bonus opportunities for each named executive officer:

2010 Target Bonus Opportunity
Named Executives Officer	(as a % of base salary)

Joseph M. Gingo	100%
Paul F. DeSantis	55%
Bernard Rzepka	50%
David C. Minc	50%
Kim L. Whiteman	40%
Jack B. Taylor	50%

In conjunction with establishing the target bonus opportunity for each named executive officer, the Compensation Committee selected performance metrics for evaluating corporate performance, along with the respective weighting for each metric and the threshold, target, stretch, enhanced stretch and maximum performance goal levels. In selecting performance metrics for 2010, the Compensation Committee sought to establish corporate performance metrics that focused the named executive officers on the key drivers of stockholder value and emphasized both our short- and long-term financial and strategic goals. In light of such objectives, the Compensation Committee established the following corporate performance metrics for 2010: (i) Net Income; (ii) Operating Income; and (iii) Days of Working Capital, excluding certain unusual, one-time in nature items. For Messrs. Gingo, DeSantis, Minc and Whiteman, the Compensation Committee determined that each of their respective annual bonus opportunities would be measured by our consolidated worldwide operations, with Net Income and Operating Income each receiving a 33.0% weighting and Days of Working Capital receiving a 34.0% weighting. For Mr. Rzepka, the Compensation Committee established that his annual bonus opportunity would be based upon the performance of our consolidated worldwide operations and our European segment, with the following metric weighting: (1) European Operating Income — 49.5%; (2) European Days of Working Capital — 25.5%; (3) consolidated worldwide Net Income — 8.3%; (4) consolidated worldwide Operating Income — 8.3%; and (5) consolidated worldwide Days of Working Capital — 8.4%. For Mr. Taylor, the Compensation Committee determined that his annual bonus opportunity would be based upon the performance of our consolidated worldwide operations and our Asian segment, with the following metric weighting: (a) Asian Operating Income — 49.5%; (b) Asian Days of Working Capital — 25.5%; (c) consolidated worldwide Net Income — 8.3%; (d) consolidated worldwide Operating Income — 8.3%; and (e) consolidated worldwide Days of Working Capital — 8.4%. For all directly reporting executive officers, Mr. Gingo retains authority to adjust award payouts, based upon individual performance, up to 20% more than the calculated award amount or down to 0% of such award amount. Potential bonus awards, measured by reference to threshold, target and maximum percentages of salary for each named executive officer are disclosed in the Grants Of Plan-Based Awards table located on page 33.

2010 Corporate Performance

For fiscal 2010, we utilized our budgeting model to set the performance levels for each of the performance metrics. The Compensation Committee believes that achieving the budget requires strong management performance and is deserving of a bonus at the targeted award level. For 2010, the Compensation Committee determined that merely maintaining the 2009 level of performance would not merit bonus compensation for fiscal 2010. As a result, the threshold performance level (50% of target) required for any bonus was set at 110% of our actual 2009 performance and the target was determined to be at budget. The maximum bonus level of 200% of target was set at 150% of the budget. The Compensation Committee believes that its targets are challenging but achievable with successful management performance.

2010 Performance Goals — Consolidated Worldwide (In Millions of U.S. Dollars)

Performance Target	Threshold	Target	Maximum	Actual	Payout

Net Income	$16.5	$26.5	$39.7	$39.1	150%
Operating Income	$20.6	$41.0	$61.5	$52.0	150%
Days of Working Capital	59	57	50	59	50%

2010 Performance Goals — European Business Segment (In Millions of U.S. Dollars(1))

Performance Target	Threshold	Target	Maximum	Actual	Payout

Operating Income	$51.8	$53.3	$79.9	$68.9	100%
Days of Working Capital	60	58	51	58	100%

2010 Performance Goals — Asia Business Segment (In Millions of U.S. Dollars)

Performance Target	Threshold	Target	Maximum	Actual	Payout

Operating Income	$1.0	$1.3	$1.9	$1.9	200%
Days of Working Capital	62	60	53	86	0%

(1)	Amounts translated from Euros to U.S. dollars using a 12-month weighted average of 1.3664.

Based upon our 2010 consolidated worldwide and European performance, Messrs. Gingo, DeSantis, Minc and Whiteman each earned 117% of their total target bonus opportunity, while Mr. Rzepka earned 129% and Mr. Taylor earned 128%. In regard to Messrs. DeSantis, Minc and Whiteman, Mr. Gingo also recommended, and the Compensation Committee approved, discretionary upward adjustments (each within the 20% discretionary adjustment limit) to the formulaic awards earned by each executive under the 2010 Bonus Plan, based upon each executive’s outstanding individual performance during the fiscal year, particularly in light of the significant acquisition and integration challenges faced by us during the fiscal year. The annual bonus payments made to our named executive officers for fiscal year 2010 are reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation Column located on page 32 of this proxy statement.

Long-Term Incentives

As part of our executive compensation program, the Compensation Committee has historically made annual grants of long-term stock-based incentive awards to our named executive officers (and other members of management), including grants of restricted stock, restricted stock units and performance shares. Long-term incentives are used by the Compensation Committee to: (i) balance the short-term focus of base salaries and the annual bonus program by tying equity-based rewards to performance achieved over multi-year periods; (ii) ensure that each named executive officer’s total compensation package includes an additional at-risk component of pay; (iii) align compensation incentives with stockholder interests; and (iv) provide our named executive officers with long-term retention incentives. When making our annual equity-based awards to our named executive officers, the Compensation Committee considers, but does not exclusively rely on any one of, the following: (1) our financial performance in the prior fiscal year; (2) historical award data; (3) compensation practices at peer group companies; and (4) each named executive officer’s respective individual performance, prior experience and levels of responsibility with, and contributions to, A. Schulman.

Restricted Stock

On January 12, 2010, the Compensation Committee awarded shares of restricted stock to certain of our North American executives. Of the named executive officers, Messrs. Gingo, DeSantis, Minc and Whiteman received awards of 27,000, 7,334, 5,034 and 3,368 shares of restricted stock, respectively, pursuant to the 2006 Incentive Plan. In addition, on October 23, 2009, the Compensation Committee award 15,000 shares of restricted stock to Jack B. Taylor, pursuant to the terms of his employment agreement, which is described in greater detail under the caption “Employment Agreement of Mr. Taylor” beginning on page 44 of this proxy statement. With respect to the restricted stock awarded to Messrs. Gingo, DeSantis, Minc, Whiteman and Taylor, such shares vest ratably over time, subject to continued employment, on each of the first three anniversaries of the award grant date. During the restriction period, Messrs. Gingo, DeSantis, Minc, Whiteman and Taylor may exercise full voting rights associated with their shares of restricted stock. In addition, during the restriction period, we will hold all dividends paid with respect to such shares of restricted stock until the restrictions on the underlying restricted stock have lapsed.

Restricted Stock Units

As described in greater detail on page 41 of this proxy statement under the caption “Employment Agreement of Mr. Gingo,” we agreed to provide Mr. Gingo with three annual grants of performance-based restricted stock units to help compensate Mr. Gingo for foregone value in equity grants from his previous employer, The Goodyear Tire & Rubber Company. These three supplemental grants were made in each of January 2008, 2009 and 2010, in the values of $333,000, $500,000 and $667,000, respectively, subject to certain performance-based vesting and settlement restrictions. Accordingly, on January 12, 2010, the Compensation Committee awarded Mr. Gingo an award of 59,526 performance-based restricted stock units (29,763 with dividend rights) as the third and final installment of these grants. Generally, under the 2006 Incentive Plan, restricted stock units are settled in cash in an amount equal to the fair market value of a share of our common stock on the applicable vesting date, multiplied by the number of restricted stock units to be settled. During the restriction period, holders of restricted stock units have no voting rights with respect to the shares of common stock underlying the restricted units. For those restricted stock units conferring dividend rights, we hold all dividends paid on the underlying shares of common stock and award such dividends with the cash settlement of underlying shares upon vesting.

In regard to the performance-based restricted stock units issued to Mr. Gingo, the vesting of such awards was made contingent upon our achievement of the same performance criteria used for the 2010 Bonus Plan. With respect to each performance metric, the number of performance-based restricted stock units that could vest equaled: (i)(1) for Net Income, 33.0% of the total units, (2) for Operating Income, 33.0% of the total units and (3) for Days Working Capital, 34% of the total units; and (ii) multiplied by the indicated percentage at the threshold, target and maximum performance levels set forth in the 2010 Bonus Plan; provided, however, that if a performance metric was not achieved or was achieved at a performance level that was less than threshold, all restricted stock units with respect to that performance metric would be forfeited. Based upon A. Schulman’s consolidated worldwide performance in fiscal 2010, Mr. Gingo received the settlement of 34,525 units, which occurred on November 1, 2010 at a price of $21.13. All performance-based restricted stock units awarded to Mr. Gingo that did not vest were forfeited.

Performance Shares

In connection with the grant of restricted stock to certain of our North American executives, the Compensation Committee also awarded performance shares to Messrs. Gingo, DeSantis, Minc and Whiteman, pursuant to the 2006 Incentive Plan, in the following amounts: (i) Mr. Gingo — 108,000 shares (54,000 with dividend rights); (ii) Mr. DeSantis — 29,332 shares (14,666 with dividend rights); (iii) Mr. Minc — 20,132 shares (10,066 with dividend rights); and (iv) Mr. Whiteman — 13,464 shares (6,732 with dividend rights). Under the 2006 Incentive Plan, performance shares give the recipient the right to receive a specified number of shares of our common stock only if certain terms and conditions are met. Specifically, performance shares awarded to Messrs. Gingo, DeSantis, Minc and Whiteman may vest on January 16, 2012 based upon the following performance criteria: (1) with respect to 50% of each executive’s performance shares, our performance relative to the average performance of the common stock of a group of peer companies in the S&P Special Chemicals Index, as measured by total stockholder returns (“TSR”) from January 12, 2010 to January 12, 2013 (the “Performance Period”); and (2) with respect to the remaining 50% of each executive’s performance shares, our performance relative to the average return on invested capital (“ROIC”) of the same group of peer companies in the S&P Special Chemicals Index for the Performance Period. With respect to each type of performance shares, no shares will vest if relative performance is below the 25th percentile, 100% will vest if relative performance is at the 50th percentile and 200% will vest if relative performance is at or above the 75th percentile. All performance shares that do not vest on January 12, 2013 will be forfeited. In regard to dividend rights, we utilize two types of performance shares: (a) shares that provide the award recipient with dividend rights during the Performance Period; and (b) shares that do not provide dividend rights with respect to the underlying shares. For those performance shares conferring dividend rights, we hold all dividends paid on the underlying shares of common stock and award such dividends with the underlying shares upon vesting, subject to the same risk of forfeiture.

Time- and Performance-Based Cash Awards

It has generally been the policy of the Compensation Committee to grant our foreign executive officers awards of time-and performance-based restricted stock units, as compared to restricted stock and performance shares, based upon certain tax treatment considerations. However, in fiscal 2009, the Compensation Committee determined to change its grants of time- and performance-based restricted stock units to time- and performance-based cash awards in order to take advantage of additional tax structure advantages in the European nations in which we conduct business operations. Consequently, in conjunction with our grant of restricted stock and performance shares to certain of our North American executives in fiscal 2010, the Compensation Committee awarded both time- and performance-based cash awards to certain of our foreign executives, including Mr. Rzepka. In regard to time-based cash awards, the Compensation Committee issued an award of $100,629 to Mr. Rzepka. Similar to awards of restricted stock, time-based cash awards vest ratably over time, subject to continued employment, on each of the first three anniversaries of the award grant date. In addition, the Compensation Committee also approved the issuance of a performance-based cash award to Mr. Rzepka, the amount of which is set forth in the Grants of Plan-Based Awards table located on page 33 of this proxy statement. In regard to Mr. Rzepka, the vesting of his performance-based cash award is contingent upon the same vesting criteria as the performance shares issued to our North American executives (i.e., vesting based upon TSR and ROIC).

Timing of Grants

The Compensation Committee generally determines equity grants at a meeting that immediately precedes our release of earnings results during the second quarter of each fiscal year. Since the information in these earnings releases has not yet been incorporated into the market price of our common stock, the Compensation Committee has historically set the grant date as of the fifth business day after the release of the earnings information. While this introduces some level of variability in our cost incurred in making awards and the value of the awards to our named executive officers, the Compensation Committee believes that this practice helps to ensure that information in its possession when determining award grants is reflected in the grant date stock price. For future grants, the Compensation Committee will continue to adhere to its current policy of scheduling award grants at least five business days after the release of earnings information.

Retirement and Other Benefits

The retirement and benefits program component of our executive compensation program includes: (i) payment of certain perquisites and other personal benefits; (ii) participation in a 401(k) plan; and (iii) participation in a non-qualified retirement plan. We also maintain other post-retirement benefit plans, such as health care plans and life insurance benefits, that are available to certain of our U.S. employees, including certain of our named executive officers, on a non-discriminatory basis. The objectives of our retirement and benefits programs are: (1) to provide the named executive officers with reasonable and competitive levels of protection against contingencies, including retirement, death and disability, which could interrupt their employment and income received from us; and (2) reward the named executive officers for continued service with us.

Periodically, the Compensation Committee reviews how each element of our retirement and benefits program functions to achieve the Compensation Committee’s goals. At the discretion of the Compensation Committee, these programs may be modified, supplemented or removed. In general, the Compensation Committee looks at competitive market practices and the costs of each of these programs, and weighs those cost against the stated objectives for maintaining retirement and other benefits. The components of the fiscal year 2010 retirement and benefits program for the named executive officers are discussed individually below.

Perquisites and Personal Benefits

During fiscal 2010, the only personal benefit that was provided to our North American named executive officers was a mandatory physical examination to help ensure the health and welfare of our key personnel. In regard to our Asian and European named executive officers, we continued to provide such executives with certain perquisites and personal benefits that we believe are consistent with the compensation practices in the markets in which they serve. Specifically, in fiscal 2010, we continued to provide Mr. Rzepka with the payment of certain automobile, fuel and insurance costs as well as certain insurance and communication-related expenses.

Changes to Retirement Plan

We previously maintained a qualified defined-contribution retirement plan, with a 401(k) plan investment option (the “Retirement Plan”), for certain of our U.S.-based employees, pursuant to which the Board of Directors, in its discretion, could authorize the payment of contributions to the Retirement Plan trust to be allocated among participants. In addition, Retirement Plan participants could make additional elective deferrals into a direct 401(k) plan account, thereby providing them with an additional investment option with greater flexibility and control. Participation in the Retirement Plan was previously available to all of our U.S.-based salaried and non-represented employees (and participating subsidiaries) who were employed as of the last day of the Retirement Plan year. Contributions to the Retirement Plan trust vested in accordance with a specified formula that provided for partial vesting starting after two years of employment with us and full vesting after seven years of employment.

Effective September 1, 2009, we transferred each participant’s Retirement Plan trust balance to their respective direct 401(k) plan account, subject to the vesting criteria previously utilized for Retirement Plan trust contributions. During fiscal 2010, we provided a matching contribution of up to 5% of each 401(k) plan account participant’s base salary for contributions made to their 401(k) account and a one-time contribution of 2% of base salary for each 401(k) participant. Consequently, effective September 1, 2009, the 401(k) plan option is our primary retirement savings plan for our U.S.-based employees. Matching and annual contributions made by us to the 401(k) plan accounts for our U.S. named executive officers during the fiscal 2010 year are reported in the Summary Compensation Table located on page 32 of this proxy statement.

Non-Qualified Retirement Plan

We also maintain a non-qualified retirement plan for certain of our North American executives (the “Non-Qualified Plan”) pursuant to which the Compensation Committee may accrue certain amounts for the benefit of 401(k) plan participants in order to provide such participants with benefits not otherwise available to them due to certain tax-law driven compensation limitations. Benefits under the Non-Qualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after two years of employment with us and full vesting after seven years of employment with us. In addition, upon a Change-in-Control (as defined in the Non-Qualified Plan), participants’ benefits under the Non-Qualified Plan become fully vested and non-forfeitable. Moreover, if a participant’s employment is terminated for any reason within two years of the occurrence of a Change-in-Control, payment of such participant’s vested account balance shall be made in a lump sum payment within five days of such termination. Amounts accrued by us under the Non-Qualified Plan for the benefit of each participant reflect the investment performance that would have been realized had a corresponding amount been invested for the benefit of such participant during such year in the S&P 500. The amounts accrued (excluding the assumed investment based performance earnings thereon) by us pursuant to the Non-Qualified Plan for the benefit of our North American named executive officers for fiscal year 2010 are disclosed in the Summary Compensation Table located on page 32 of this proxy statement. The Compensation Committee believes that maintaining this plan keeps our retirement package competitive.

European Retirement Plans

We maintain defined benefit plans for certain of our foreign employees. During fiscal 2010, Messrs. Taylor and Rzepka each participated in such defined benefit plans on the same non-discriminatory basis as other foreign employees who are participants. Additional information for these plans can be found in the Pension Benefits table located on page 40 of this proxy statement and the accompanying narrative description.

Supplemental Executive Retirement Plan

A Supplemental Executive Retirement Plan (the “SERP”), adopted in 2004, provides benefits to two retired officers of A. Schulman. The SERP has been amended to prohibit any other participants.

Employment Agreements and Change-In-Control Arrangements

The Compensation Committee carefully considers the use and conditions of any employment agreements. The Compensation Committee recognizes that employment agreements containing severance and change-in-control arrangements are often appropriate to attract prospective executives who forego significant compensation and opportunities at the companies they are leaving, or who face relocation expenses in order to accept employment with us. Generally, executives are not willing to accept such risks and costs without protection in the event that their employment with us is terminated due to unanticipated changes, including a change-in-control. Currently, Messrs. Gingo, DeSantis and Taylor are the only named executive officers who have employment agreements with us.

The Compensation Committee believes that our current employment agreements serve to protect stockholder interests by assuring that we will have the continued dedication, undivided loyalty and objective advice from key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change-in-control. Our employment agreements, however, only provide payments to an employee if their employment is terminated as a result of (or within a specified period after) a change-in-control, (i.e., a double trigger). The Compensation Committee does not believe that employees should receive additional compensation merely as a result of a change-in-control and believes that our employment agreements provide our executive officers with adequate protection to ensure that change-in-control offers will be evaluated in the best interest of the stockholders without fear that a transaction could cost his or her job without compensation. The Compensation Committee recognizes, however, that these employment agreements may tend to discourage a takeover attempt as a change-in-control could trigger increased compensation expense.

In addition to the use of employment agreements, the Compensation Committee has authorized the use of separate change-in-control agreements with certain key executive personnel, who currently do not have employment agreements with us. While the Compensation Committee believes that it is in our best interest to retain most of our employees on an “at will” basis, the Committee also recognizes that we will not be able to retain key personnel without providing certain protections in the event of a change-in-control. Like the change-in-control provisions utilized in our employment agreements, all of our separate change-in-control agreements provide payments to covered employees only if his or her employment is terminated as a result of (or within a specified period after) a change-in-control. The Compensation Committee believes that such agreements help to mitigate the fear of job loss associated with potential change-in-control transactions and allow our key executive personnel to evaluate such offers in an appropriate fashion.

Under the terms of our 2006 Incentive Plan, unless specified otherwise in the associated award agreement or in a separate employment or change-in-control agreement: (i) all of a participant’s awards will be fully vested and exercisable upon a Business Combination or Change-in-Control (as such terms are defined in the 2006 Incentive Plan); and (ii) all performance objectives will be deemed to have been met as of the date of the Business Combination or Change-in-Control. Except with respect to Messrs. Gingo and DeSantis (for whom we will provide a partial gross-up), if we conclude that any payment or benefit due to a named executive officer would be subject to the excise tax imposed by Section 4999 of the Code, then we will consider: (1) the feasibility of offering substitute awards that would not constitute “parachute payments” under Section 280G of the Code and that would not generate penalties under Section 409A of the Code; and (2) to the extent that a substitution is not feasible or that the payments and benefits due to the participant still would be subject to the excise tax imposed by Section 4999 of the Code, we will reduce the payments and benefits due to a participant to the greatest amount that would not generate an excise tax under Section 409A of the Code.

Pursuant to the terms of our 2002 Equity Incentive Plan, upon the occurrence of a Change-in-Control (as such term is defined in the 2002 Equity Incentive Plan), unless we determine otherwise in a participant’s award agreement: (i) all stock options shall become immediately vested and exercisable; (ii) any restrictions imposed on restricted stock or restricted stock units shall lapse; (iii) the vesting of all awards denominated in shares of common stock shall be accelerated and be paid out within 30 days following the Change-in-Control; (iv) awards denominated in cash shall be paid to participants in cash within 30 days following the Change-in-Control; and (v) all awards shall become non-cancelable (i.e., such awards cannot be cancelled without the participant receiving appropriate compensation as determined by the Compensation Committee).

Tax and Accounting Considerations

As a general matter, the Compensation Committee considers the various tax and accounting implications of the different compensation vehicles that are employed and the Compensation Committee seeks to structure executive compensation in a tax efficient manner.

Deductibility of Executive Compensation

Section 162(m) of the Code prohibits us from taking a federal income tax deduction for compensation paid in excess of $1.0 million in any taxable year to our named executive officers, unless certain conditions are met. Exceptions are made for qualified performance-based compensation, among other things. As part of its role, the Compensation Committee annually considers the deductibility of executive compensation under Section 162(m) in structuring our executive compensation program. The Compensation Committee believes, however, that compensation and benefit decisions should be primarily driven by the needs of our business, rather than by tax considerations. Accordingly, the Compensation Committee may choose to award compensation that does not meet the requirements of Section 162(m) where, in its judgment, such payments are necessary to achieve its compensation philosophy and objectives.

Nonqualified Deferred Compensation

Section 409A of the Code, which took effect on January 1, 2005, imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various plans and arrangements that we maintain. On April 10, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) issued final regulations relating to the treatment of nonqualified deferred compensation plans under Section 409A.

Accounting Standards Codification No. 718

When determining amounts of long-term incentive grants to the named executive officers and other employees, the Compensation Committee examines the accounting cost associated with the grants. Under Accounting Standards Codification No. 718, Share-Based Payment, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge.

Stock Ownership Guidelines

In 2006, the Compensation Committee adopted stock ownership guidelines for our executive officers. These guidelines require that, within a five year period from the date of its adoption or, if later, the date a person becomes an executive officer, the Chief Executive Officer will maintain stock ownership in value equal to approximately five times his base salary, while all other executive officers are expected to hold stock in value equal to approximately three times their base salary. As has been stated previously, the Compensation Committee bases a large part of its compensation philosophy on aligning the interests of our executive officers and our stockholders. Such efforts could be undermined in the event that executive officers sold all or a large part of their awards at vesting. In determining compliance with these guidelines, the Compensation Committee considers the beneficial ownership of our executive officers as required to be reported in a proxy statement.

Compensation of Directors

The Compensation Committee is also responsible for determining compensation for our non-employee directors. Generally, the Compensation Committee structures director compensation in a fashion to attract and retain high quality individuals to serve on the Board of Directors, to compensate such individuals for the time and energy expended in providing us their expertise and, in part, to provide directors with compensation that is tied to the performance of our common stock. On an annual basis, the Compensation Committee requests that its compensation consultant evaluate our current director compensation levels relative to our peers. Generally, it is the overall goal of the Compensation Committee to position Director compensation at a median market level. During fiscal 2010, upon consultation and review with Towers Watson, the Compensation Committee determined to increase its annual retainer fees for non-employee directors and eliminate director meeting fees. Specifically, the Compensation Committee approved increasing A. Schulman’s annual director retainer fee from $29,000 to $60,000 and to eliminate meeting fees unless a director attends more than 24 meetings per year. Additionally, the Compensation Committee approved the following retainers to directors with additional duties: (i) $20,000 for the lead independent director; (ii) $17,500 for the Audit Committee chair; (iii) $12,500 for the Compensation Committee chair; and (iv) $10,000 for all other committee chairs. For better alignment with the term of office of its directors, which commences immediately following the annual meeting of stockholders, which is typically held in mid-December, A. Schulman has adopted a policy of paying its director compensation on a calendar year basis, with a portion of the annual retainer fee being paid at the beginning of each calendar quarter. Director compensation amounts reflected in the Director Compensation table located on page 48 of this proxy statement include both per meeting fees relating to service for the 2009 calendar year, which were paid between September 1, 2009 through December 31, 2009, and installments of retainers, which were paid between January 1, 2010 and August 31, 2010.

In addition, during fiscal 2010, each non-employee director was awarded 3,500 shares of fully vested and unrestricted common stock with a grant date fair value of $78,435 per director. The Compensation Committee has adopted guidelines requiring each director to maintain share ownership in value equal to approximately five times his or her base retainer on and after the fifth year of service on the Board of Directors. In reviewing each director’s share ownership, the Compensation Committee considers the beneficial ownership of each director as required to be reported in a proxy statement. Mr. Gingo, who is currently the only employee director, does not receive additional compensation for service on our Board of Directors.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, as part of our ERM process, management and the Compensation Committee review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The Compensation Committee believes that its governance and organizational structures, in conjunction with its risk-mitigation framework, allows us to continue to objectively assess risk as it relates to all employee compensation programs and plans. Based upon the results of our ERM assessment during fiscal 2010, the Compensation Committee determined that the risks arising from our compensation policies and practices were not reasonably likely to have a material adverse effect. For more information regarding our ERM process, see the discussion provided under the caption “Board’s Role in Risk Oversight” beginning on page 10 of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee:

John B. Yasinsky (Chair)
Gregory T. Barmore
David G. Birney
James A. Mitarotonda
Ernest J. Novak, Jr.
Stanley W. Silverman

COMPENSATION TABLES

Summary Compensation Table

The table below provides information regarding the compensation of A. Schulman’s: (i) Chief Executive Officer; (ii) Chief Financial Officer; and (iii) four other most highly compensated executive officers as of August 31, 2010 (although Mr. Taylor remained employed by A. Schulman on August 31, 2010, he was no longer an executive officer; however, based on his compensation in fiscal year 2010, Mr. Taylor would have been one of the three other most highly compensated persons).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
							Change in
							Pension
							Value and
							Nonqualified
							Deferred
				Stock	Option	(Non-Equity	Compensation	All Other
				Awards	Awards	Incentive Plan	Earnings	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	Compensation ($)(3)	($)(4)	($)		Total ($)

Joseph M. Gingo	2010	$775,920	$250,000 (5)	$2,696,668	—	$900,067	—	$66,153	(6)	$4,688,808
President, Chief Executive	2009	$768,600	$250,000	$2,212,845	—	$395,719	—	$75,393		$3,702,557
Officer and Chairman of the Board	2008	$480,000	$490,000	$1,812,472	—	$589,260	—	$45,596		$3,417,328
Paul F. DeSantis	2010	$350,480	—	$370,118	—	$235,808	—	$45,344	(7)	$1,001,750
Chief Financial Officer,	2009	$348,223	—	$333,138	—	$98,310	—	$49,251		$828,922
Vice President and Treasurer	2008	$319,292	—	$361,215	—	$181,138	—	$50,366		$912,011
Bernard Rzepka(8)	2010	$463,661	—	—	—	$320,901	$738,375	$24,681	(9)	$1,547,618
General Manager and Chief	2009	$452,857	—	—	—	$234,812	$320,644	$25,211		$1,033,524
Operating Officer — Europe	2008	$440,028	—	$229,950	—	$246,509	$26,292	$11,469		$954,248
David C. Minc	2010	$265,000	—	$254,037	—	$165,873	—	$14,428	(10)	$699,338
Vice President, Chief Legal
Counsel and Secretary
Kim L. Whiteman	2010	$265,000	—	$169,927	—	$132,233	—	$14,070	(11)	$581,230
Vice President — Global
Human Resources
Jack B. Taylor(12)	2010	$410,364	—	$278,550	—	$200,410	$379,208	$16,762	(12)	$1,285,294
Former General Manager and	2009	$552,971	—	—	—	$278,810	$286,078	$50,567		$1,168,426
Chief Operating Officer — Asia	2008	$545,381	—	—	—	$293,143	$1,308	$62,559		$902,391

(1)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during such fiscal year. The amounts assume maximum payout for certain performance-based awards granted in 2010 and all performance-based awards granted in 2009 and 2008. In this regard, an award of performance shares granted in fiscal 2010 to Messrs. Gingo, DeSantis, Minc and Whiteman was excluded in the amounts of $1,210,140, $328,666, $225,580 and $150,864, respectively. This award of performance shares was granted in January 2010 with vesting contingent on A. Schulman’s performance relative to the average ROIC of a group of peer companies in the S&P Special Chemicals Index over a three year period. Due to the structure of the award, A. Schulman has determined that while the Company’s ROIC performance over the three year period may improve, due to the averaging methodology, compared to peer companies, achieving even the minimum targets is unlikely. Assumptions used in the calculation of these amounts are included in Note 10 “Incentive Stock Plans” to the Consolidated Financial Statements included in A. Schulman’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

(2)	There were no grants of stock options during the fiscal years 2010, 2009 or 2008.

(3)	The amounts for 2010 in this column represent compensation awarded based on performance during fiscal 2010 under the A. Schulman’s 2010 Bonus Plan as well as compensation awarded to Mr. Rzepka for time and performance-based cash awards.

(4)	Amounts reflect changes in the respective pension values for Messrs. Taylor and Rzepka. As further described in the Pension Benefits table located on page 40, as well as under the caption “European Retirement Plans” located on page 40, Messrs. Taylor and Rzepka each participate in pension plans that are generally available to employees within the country of the applicable plan.

(5)	Pursuant to the terms of his employment agreement with A. Schulman, Mr. Gingo received a cash bonus of $250,000 on January 1, 2010, two years following the commencement of his employment.

(6)	For Mr. Gingo, amounts include $26,571 in matching contributions by A. Schulman into Mr. Gingo’s 401(k) plan account and $26,546 in contribution to the Non-Qualified Plan. Other amounts include a mandatory physical examination and $10,744 of dividends paid on restricted stock awards for which the restrictions lapsed in fiscal 2010.

(7)	For Mr. DeSantis, amounts include $13,871 in matching contributions by A. Schulman into Mr. DeSantis’s 401(k) plan account and $26,199 of dividends paid on restricted stock awards for which the restrictions lapsed in fiscal 2010. The remaining amount is a contribution to the Non-Qualified Plan.

(8)	The Summary Compensation Table data, excluding Stock Awards, for Mr. Rzepka was translated to U.S. dollars from the Euro using a 12-month average rate of 1.3664. No foreign currency translation was necessary for Stock Award data.

(9)	For Mr. Rzepka, amounts include $24,681 in certain company vehicle expenses.

(10)	For Mr. Minc, amounts include $10,125 in matching contributions by A. Schulman into Mr. Minc’s 401(k) plan account. Other amounts include dividends paid on restricted stock awards for which the restrictions lapsed in fiscal 2010 and contributions to the Non-Qualified Plan.

(11)	For Mr. Whiteman, amounts include $13,250 in matching contributions by A. Schulman into Mr. Whiteman’s 401(k) plan account. The remaining amount includes dividends paid on restricted stock awards for which the restrictions lapsed in fiscal 2010.

(12)	The Salary and Non-equity Incentive Plan Compensation data for Mr. Taylor was translated from the Euro to U.S. dollars using a 12-month average rate of 1.3664. The Change in Pension Value, Nonqualified Deferred Compensation Earnings and All Other Compensation data was translated from British Pounds to U.S. dollars using a 12-month average rate of 1.5657. No foreign currency translation was necessary for Stock Award data.

Grants of Plan Based-Awards

			Estimated Possible Payouts Under				Estimated Future Payouts
			Non-Equity Incentive Plan Awards				Under Equity Incentive Plan Awards
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
										All Other
										Stock
										Awards:	Grant
										Number of	Date
										Shares	Fair Value
		Board								of Stock	of Stock
	Grant	Approval	Threshold	Target	Maximum		Threshold	Target	Maximum	or Units	and Option
Name	Date	Date	($)	($)	($)		(#)	(#)	(#)	(#)	Awards

Joseph M. Gingo	10/15/2009	10/15/2009	$387,960	$775,920	$1,551,840		—	—	—	—	—
	01/12/2010	12/10/2009	—	—	—		13,500	27,000	54,000	—	$757,620	(1)
	01/12/2010	12/10/2009	—	—	—		13,500	27,000	54,000	—	$1,210,140	(2)
	01/12/2010	12/10/2009	—	—	—		14,882	29,763	59,526	—	$1,081,587	(3)
	01/12/2010	12/10/2009	—	—	—		—	—	—	27,000	$605,070	(4)
Paul F. DeSantis	10/15/2009	10/15/2009	$96,377	$192,753	$385,506		—	—	—	—	—
	01/12/2010	12/10/2009	—	—	—		3,667	7,334	14,668	—	$205,792	(1)
	01/12/2010	12/10/2009	—	—	—		3,667	7,334	14,668	—	$328,710	(2)
	01/12/2010	12/10/2009	—	—	—		—	—	—	7,334	$164,355	(4)
Bernard Rzepka	10/15/2009	10/15/2009	$115,119	$230,238	$460,475	(5)	—	—	—	—	—
	01/12/2010	12/10/2009	$33,543	$33,543	$33,543	(6)	—	—	—	—	—
	01/12/2010	12/10/2009	$50,313	$100,626	$201,252	(7)	—	—	—	—	—
	01/12/2010	12/10/2009	$50,313	$100,626	$201,252	(8)	—	—	—	—	—
David C. Minc	10/15/2009	10/15/2009	$67,500	$135,000	$270,000		—	—	—	—	—
	01/12/2010	12/10/2009	—	—	—		2,517	5,034	10,068	—	$141,254	(1)
	01/12/2010	12/10/2009	—	—	—		2,517	5,034	10,068	—	$225,624	(2)
	01/12/2010	12/10/2009	—	—	—		—	—	—	5,034	$112,812	(4)
Kim L. Whiteman	10/15/2009	10/15/2009	$53,000	$106,000	$212,000
	01/12/2010	12/10/2009	—	—	—		1,683	3,366	6,732	—	$94,450	(1)
	01/12/2010	12/10/2009	—	—	—		1,683	3,366	6,732	—	$150,864	(2)
	01/12/2010	12/10/2009	—	—	—		—	—	—	3,368	$75,477	(4)
Jack B. Taylor	10/15/2009	10/15/2009	$78,285	$156,570	$313,140		—	—	—	—	—
	10/23/2009	09/25/2009	—	—	—		—	—	—	15,000	$278,500	(9)

(1)	Award of performance shares, the terms of which are described under the caption “Performance Shares” beginning on page 25 of this proxy statement based on TSR. The grant date fair value of these Performance Shares was computed using the maximum level award in column (h) and was calculated using a Monte Carlo simulation, which considered the terms of these Performance Share awards. This simulation resulted in a grant date fair value of $14.03 for the Performance Share awards granted on January 12, 2010.

(2)	Award of performance shares, the terms of which are described under the caption “Performance Shares” beginning on page 25 based on ROIC. The grant date fair value of these Performance Shares was computed using the maximum level award in column (h) and was calculated using the closing price of the common stock on the date of grant, which was $22.41 per share.

(3)	Award of performance-based restricted stock units granted to Mr. Gingo on January 12, 2010, in which each unit is equal to the market value of one share of common stock. The grant date fair value was computed using the closing price of the common stock on August 31, 2010 of $18.17. Pursuant to the terms of the award grant, the vesting of such performance-based restricted stock units was contingent upon A. Schulman’s consolidated worldwide performance in fiscal 2010 in the areas of Net Income, Operating Income and Days of Working Capital, as described under the caption “Restricted Stock Units” beginning on page 25 of this proxy statement. Based upon A. Schulman’s fiscal 2010 performance, as measured on August 31, 2010, Mr. Gingo received the settlement of 34,525 units, which occurred on November 1, 2010 at a price of $21.13. Pursuant to the award grant, Mr. Gingo forfeited all unvested performance-based restricted stock units on November 1, 2010.

(4)	Award of restricted stock which vests ratably on the first three anniversaries of the award grant date. The grant date fair value of such awards is equal to the closing price of the common stock on the date of grant, which was $22.41 per share.

(5)	The Estimated Possible Payouts Under Non-Equity Incentive Plan Awards for Messrs. Taylor and Rzepka were translated from Euros to U.S. dollars using a 12-month average of 1.3664.

(6)	In January 2010, A. Schulman granted time-based cash awards to certain non-U.S. employees, which vest ratably on each of the first three anniversaries of the award grant date. In regard to Mr. Rzepka, $33,543 will vest on each of January 12, 2011, 2012 and 2013.

(7)	In January 2010, A. Schulman granted performance-based cash awards to certain non-U.S. employees, which may vest at the end of the three year period following the award grant date, but only if certain terms and conditions are met. The vesting conditions for these performance-based cash awards are based on TSR, as described under the caption “Time- and Performance-Based Cash Awards” beginning on page 26 of this proxy statement.

(8)	In January 2010, A. Schulman granted performance-based cash awards to certain non-U.S. employees, which may vest at the end of the three year period following the award grant date, but only if certain terms and conditions are met. The vesting conditions for these performance-based cash awards are based on ROIC, as described under the caption “Time- and Performance-Based Cash Awards” beginning on page 26 of this proxy statement.

(9)	Award of restricted stock which vests ratably on each December 31, 2010, December 31, 2011 and December 31, 2012. The grant date fair value of such awards is equal to the closing price of the common stock on the date of grant, which was $18.57 per share.

2010 Named Executive Officer Compensation Components

Base Salary

In fiscal 2010, the Compensation Committee continued to implement its base salary positioning philosophy, attempting to position executive officer base salaries at or near the 50th percentile of A. Schulman’s peers by increasing incrementally those base salaries falling below the median target, while simultaneously managing base salaries that exceeded the peer market median. Base salary increases granted in fiscal 2010 were: (i) required pursuant to applicable law; (ii) warranted based upon outstanding personal performance; or (iii) incrementally increased toward peer market median targets. In targeting A. Schulman’s base salary range at the 50th percentile, the Compensation Committee believes that the Company is able to properly motivate its executive officers and fulfill the Company’s goals of rewarding outstanding performance and achieving executive retention. It is the opinion of the Compensation Committee that by setting base salary levels at competitive rates, A. Schulman’s executive officers are rewarded for undertaking positions of leadership and provided with an incentive to continue working for us. However, as base salary compensation is not typically subject to reduction or forfeiture based on corporate performance, the Compensation Committee believes that it should comprise only one component of A. Schulman’s overall pay philosophy and that a majority of the Company’s executive compensation structure should be comprised of at-risk components.

Annual Bonuses

Under the annual bonus program, the Compensation Committee establishes the award formulas and the performance goals to be measured in order to determine the cash performance bonus that may be earned by each named executive officer for that year, including the maximum cash bonus each will be eligible to receive. The bonuses that each of the named executive officers could have earned are set forth in the Grants of Plan-Based Awards table located on page 33 of this proxy statement, and the bonuses actually paid are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column located on page 32.

In October 2009, the Board of Directors, upon the approval of the Compensation Committee, established the target bonus awards for each of the named executive officers and established that each executives total bonus opportunity would be based upon the achievement of certain corporate performance metrics. Fiscal 2010 bonus targets for each named executive officer are disclosed on pages 23-24 of this proxy statement.

In conjunction with establishing the target bonus opportunity for each named executive officer, the Compensation Committee selected performance metrics for evaluating corporate performance, along with the respective weighting for each metric and the threshold, target, stretch, enhanced stretch and maximum performance goal levels. In selecting performance metrics for 2010, the Compensation Committee sought to establish corporate performance metrics that focused the named executive officers on the key drivers of stockholder value and emphasized both A. Schulman’s short- and long-term financial and strategic goals. In light of such objectives, the Compensation Committee established the following corporate performance metrics for 2010: (i) Net Income; (ii) Operating Income; and (iii) Days of Working Capital, excluding certain unusual, one-time in nature items. For Messrs. Gingo, DeSantis, Minc and Whiteman, the Compensation Committee determined that each of their respective annual bonus opportunities would be measured by A. Schulman’s consolidated worldwide operations, with Net Income and Operating Income each receiving a 33.0% weighting and Days of Working Capital receiving a 34.0% weighting. For Mr. Rzpeka, the Compensation Committee established that his annual bonus opportunity would be based upon the performance of A. Schulman’s consolidated worldwide operations and the Company’s European segment, with the following metric weighting: (1) European Operating Income — 49.5%; (2) European Days of Working Capital — 25.5%; (3) consolidated worldwide Net Income — 8.3%; (4) consolidated worldwide Operating Income — 8.3%; and (5) consolidated worldwide Days of Working Capital — 8.4%. For Mr. Taylor, the Compensation Committee determined that his annual bonus opportunity would be based upon the performance of A. Schulman’s consolidated worldwide operations and the Company’s Asian segment, with the following metric weighting: (a) Asian Operating Income — 49.5%; (b) Asian Days of Working Capital — 25.5%; (c) consolidated worldwide Net Income — 8.3%; (d) consolidated worldwide Operating Income — 8.3%; and (e) consolidated worldwide Days of Working Capital — 8.4%. For all directly reporting executive officers, Mr. Gingo retained authority to adjust award payouts, based upon individual performance, up to 20% more than the calculated award amount or down to 0% of such award amount.

For fiscal 2010, A. Schulman utilized its budgeting model to set the performance levels for each of the performance metrics. The Compensation Committee believes that achieving the budget requires strong management performance and is deserving of a bonus at the targeted award. For 2010, the Compensation Committee determined that merely maintaining the 2009 level of performance would not merit bonus compensation for fiscal 2010. As a result, the threshold performance level required for any bonus was set at 110% of the actual 2009 performance and the target was determined to be at budget. The maximum bonus level of 200% of target was set at 150% of the budget. The Compensation Committee believes that its targets are challenging but achievable with successful management performance.

For fiscal 2010, A. Schulman utilized its budgeting model to set the performance levels for each of the performance metrics. The Compensation Committee believes that achieving the budget requires both strong management performance and is deserving of a “stretch bonus” or 125% of the targeted award. For a detailed discussion regarding fiscal 2010 corporate performance, see page 24 of the Compensation Discussion and Analysis.

Restricted Stock

On January 12, 2010, the Compensation Committee awarded shares of restricted stock to certain of A. Schulman’s North American executives. Of the named executive officers, Messrs. Gingo, DeSantis, Minc and Whiteman each received awards of restricted stock pursuant to the 2006 Incentive Plan, the amounts of which are set forth in column (i) in the Grants of Plan-Based Awards table located on page 33 of this proxy statement. In addition, on October 23, 2009, the Compensation Committee award 15,000 shares of restricted stock to Jack B. Taylor, pursuant to the terms of his employment agreement with A. Schulman, which is described in greater detail under the caption “Employment Agreement of Mr. Taylor” beginning on page 44 of this proxy statement. With respect to the restricted stock awarded to the named executive officers, such shares vest ratably over time, subject to continued employment, on each of the first three anniversaries of the award grant date. During the restriction period, the named executive officers may exercise full voting rights associated with their shares of restricted stock. In addition, during the restriction period, A. Schulman will hold all dividends paid with respect to such shares of restricted stock until the restrictions on the underlying restricted stock have lapsed.

Restricted Stock Units

On January 12, 2010, the Compensation Committee issued an awards of performance-based restricted stock units to Mr. Gingo in accordance with the provisions of the 2006 Incentive Plan and pursuant to the terms of his employment agreement. As described in greater detail on page 41 of this proxy statement under the caption “Employment Agreement of Mr. Gingo,” A. Schulman agreed to provide Mr. Gingo with three annual grants of performance-based restricted stock units to help compensate Mr. Gingo for foregone value in equity grants from his previous employer, The Goodyear Tire & Rubber Company. These three supplemental grants were made in each of January 2008, 2009 and 2010, in the values of $33,000, $500,000 and $667,000, respectively, subject to certain performance-based vesting and settlement restrictions. Accordingly, on January 12, 2010, the Compensation Committee awarded Mr. Gingo an award of 59,526 performance-based restricted stock units (29,763 with dividend rights) as the third and final installment of these grants. Generally, under the 2006 Incentive Plan, restricted stock units are settled in cash in an amount equal to the fair market value of a share of A. Schulman’s common stock on the applicable vesting date, multiplied by the number of restricted stock units to be settled. During the restriction period, holders of restricted stock units have no voting rights with respect to the shares of common stock underlying the restricted units. For those restricted stock units conferring dividend rights, A. Schulman holds all dividends paid on the underlying shares of common stock and award such dividends with the cash settlement of underlying shares upon vesting. In regard to the performance-based restricted stock units issued to Mr. Gingo, the vesting and settlement of such awards was contingent upon A. Schulman’s achievement of certain world wide corporate performance metrics, as disclosed on page 25 of the Compensation Discussion and Analysis section of this proxy statement.

Performance Shares

In connection with the grant of restricted stock to certain of A. Schulman’s North American executives, the Compensation Committee also awarded performance shares to Messrs. Gingo, DeSantis, Minc and Whiteman pursuant to the 2006 Incentive Plan, in the following amounts: (i) Mr. Gingo — 108,000 shares (54,000 with dividend rights); (ii) Mr. DeSantis — 29,332 shares (14,666 with dividend rights); (iii) Mr. Minc — 20,132 shares (10,066 with dividend rights); and (iv) Mr. Whiteman — 13,464 shares (6,732 with dividend rights. Under the 2006 Incentive Plan, performance shares give the recipient the right to receive a specified number of shares of A. Schulman’s common stock only if certain terms and conditions are met. Specifically, performance shares awarded to Messrs. Gingo, DeSantis, Minc and Whiteman may vest on January 16, 2012 based upon the following performance criteria: (1) with respect to 50% of each executive’s performance shares, A. Schulman’s performance relative to the average performance of the common stock of a group of peer companies in the S&P Special Chemicals Index, as measured by TSR during the Performance Period; and (2) with respect to the remaining 50% of each executive’s performance shares, A. Schulman’s performance relative to the average ROIC of the same group of peer companies in the S&P Special Chemicals Index for the Performance Period. With respect to each type of performance shares, no shares will vest if relative performance is below the 25th percentile, 100% will vest if relative performance is at the 50th percentile and 200% will vest if relative performance is at or above the 75th percentile. All performance shares that do not vest on January 12, 2013 will be forfeited. In regard to dividend rights, A. Schulman utilizes two types of performance shares: (a) shares that provide the award recipient with dividend rights during the Performance Period; and (b) shares that do not provide dividend rights with respect to the underlying shares. For those performance shares conferring dividend rights, A. Schulman holds all dividends paid on the underlying shares of common stock and award such dividends with the underlying shares upon vesting, subject to the same risk of forfeiture.

Time- and Performance-Based Cash Awards

In conjunction with A. Schulman’s grant of restricted stock and performance shares to certain of the Company’s North American executives, the Compensation Committee awarded both time- and performance-based cash awards to certain of A. Schulman’s foreign executives, including Mr. Rzepka in fiscal 2010. In regard to time-based cash awards, the Compensation Committee issued an award of $100,629 to Mr. Rzepka. Similar to awards of restricted stock, time-based cash awards vest ratably over time, subject to continued employment, on each of the first three anniversaries of the award grant date. In addition to the time-based cash awards, the Compensation Committee also approved the issuance of performance-based cash award to Mr. Rzepka, the amounts of which are set forth in the Grants of Plan-Based Awards table located on page 33 of this proxy statement. In regard to Mr. Rzepka, the vesting of all performance-based cash awards is contingent upon the same vesting criteria as the performance shares issued to A. Schulman’s North American executives (i.e., vesting based upon TSR and ROIC).

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
			Equity						Equity		Equity
			Incentive						Incentive		Incentive
			Plan						Plan Awards:		Plan Awards:
			Awards:						Number of		Market or
	Number of	Number of	Number of			Number of			Unearned		Payout Value
	Securities	Securities	Securities			Shares or		Market Value	Shares,		of Unearned
	Underlying	Underlying	Underlying			Units of		of Shares or	Units or Other		Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Units of Stock	Rights That		or Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		That Have Not	Have Not		That Have Not
Name	(Exercisable)	(Unexercisable)	Options (#)	Price ($)	Date	Vested (#)		Vested ($)(1)	Vested (#)(2)		Vested ($)(1)

Joseph M. Gingo	—	—	—	—	—	42,067	(3)	$764,357	108,000	(4)	$1,962,360

	—	—	—	—	—	—		—	86,600	(5)	$1,573,522

	—	—	—	—	—	—		—	100,000	(6)	$1,817,000

	—	—	—	—	—	—		—	59,526	(7)	$1,081,587

Paul F. DeSantis	60,000	—	—	$24.69	01/23/2016	—		—	—		—

	—	—	—	—	—	14,468	(8)	$262,884	29,332	(4)	$532,962

	—	—	—	—	—	—		—	23,800	(5)	$432,446

	—	—	—	—	—	—		—	13,500	(6)	$245,295

Bernard Rzepka	2,000	—	—	$13.99	10/17/2012	—		—	—		—

	10,000	—	—	$18.02	10/21/2013	—		—	—		—

	—	—	—	—	—	9,000	(9)	$163,530	6,750	(10)	$122,648

	—	—	—	—	—	1,500	(11)	$27,255	—		—

David C. Minc	—	—	—	—	—	9,768	(12)	$177,485	20,132	(4)	$365,798

	—	—	—	—	—	—		—	15,800	(5)	$287,086

	—	—	—	—	—	—		—	9,000	(6)	$163,530

Kim L. Whiteman	—	—	—	—	—	6,102	(13)	$110,873	13,464	(4)	$244,641

	—	—	—	—	—	—		—	15,800	(5)	$287,086

Jack B. Taylor	8,334	—	—	$18.02	10/21/2013	—		—	—		—

	—	—	—	—	—	15,000	(14)	$272,550	—		—

	—	—	—	—	—	15,000	(9)	$272,550	—		—

(1)	Market value computed using $18.17, the closing share price of the common stock on August 31, 2010.

(2)	Awards presented based upon achievement of maximum performance goals.

(3)	Award of time-based restricted stock, the vesting of which will occur as follows: (i) 7,533 shares on January 16, 2011; (ii) 7,534 shares on January 16, 2012; (iii) 9,000 shares on each of January 12, 2011, 2012, and 2013.

(4)	Award of performance shares, the vesting of which is described under the caption “Performance Shares” beginning on page 25 of this proxy statement. Such performance shares will vest, if at all, on January 12, 2013.

(5)	Award of performance shares that will vest, if at all, on January 16, 2012, based upon a measurement of TSR on the common stock relative to a peer group of similar companies from the award grant date. Specifically, on January 16, 2012: performance shares may vest based upon the following performance criteria: (i) the performance of A. Schulman’s common stock relative to a group of peer companies in the S&P Special Chemicals Index, as measured by TSR from January 16, 2009 to January 16, 2012 (the “Award Period”); and (ii) whether the Company’s TSR during the Award Period are positive or negative. All performance shares that do not vest on January 16, 2012 will be forfeited. In regard to dividend rights, A. Schulman utilizes two types of performance shares: (1) shares that provide the award recipient with dividend rights during the Award Period; and (2) shares that do not provide dividend rights with respect to the underlying shares. For those performance shares conferring dividend rights, A. Schulman hold all dividends paid on the underlying shares of common stock and award such dividends with the underlying shares upon vesting, subject to the same risk of forfeiture.

(6)	Award of performance shares that will vest, if at all, on February 28, 2011, based upon a measurement of TSR on the common stock relative to a peer group of similar companies from the award grant date. Specifically, on February 28, 2011: (i) if TSR are below the 25th percentile, no performance shares will vest; (ii) if TSR meet or exceed the 25th percentile, but is less than the 50th percentile, one-third of the performance shares will vest; (iii) if TSR meet or exceed the 50th percentile, but is less than the 75th percentile, two-thirds of the performance shares will vest; and (iv) if TSR meet or exceed the 75th percentile, all performance shares will vest. During the performance period, holders of such shares have no voting rights. Additionally, in regard to dividends, A. Schulman utilizes two types of performance shares: (1) shares that provide the award recipient with dividend rights during the performance period; and (2) shares that do not confer dividend rights. For those performance shares conferring dividend rights, A. Schulman will hold dividends paid with respect to such shares until the end of the performance period, subject to the same risk of forfeiture. All unvested performance shares on February 28, 2011 will be forfeited.

(7)	Award of performance-based restricted stock units granted to Mr. Gingo on January 12, 2010, the vesting of which is described under the caption “Restricted Stock Units” beginning on page 25 of this proxy statement. Based upon A. Schulman’s fiscal 2010 performance, as measured on August 31, 2010, Mr. Gingo received the settlement of 34,525 units, which occurred on November 1, 2010 at a price of $21.13. Pursuant to the award grant, Mr. Gingo forfeited all unvested performance-based restricted stock units on November 1, 2010.

(8)	Award of time-based restricted stock, the vesting of which will occur as follows: (i) 2,444 shares on January 12, 2011; (ii) 2,445 shares on each of January 12, 2012 and 2013; (iii) 2,067 shares on each of January 16, 2011 and 2012; and (iv) 3,000 shares on February 28, 2011.

(9)	Award of time-based restricted stock units, each unit of which is equal to the market value of one share of common stock on the vesting date. These time-based restricted stock units are settled in cash at the end of four years following the award grant date to be settled on May 2, 2011.

(10)	Award of performance-based restricted stock units that will vest, if at all, on February 28, 2011. The vesting parameters for these performance-based restricted stock units are the same as that described in footnote 6. On February 28, 2011, vested units will be settled in cash equal to the market value of one share of common stock, with all unvested units subject to forfeiture. In regard to dividends, A. Schulman utilizes two types of performance-based cash-settled restricted stock units: (i) units that provide the award recipient with dividend rights during the performance period; and (ii) units that do not confer dividend rights. For those units conferring dividend rights, A. Schulman will hold dividends paid with respect to the underlying shares until the end of the performance period, subject to the same risk of forfeiture.

(11)	Award of time-based restricted stock units, each unit of which is equal to the market value of one share of common stock on the vesting date. These restricted stock units vest ratably on the first three anniversaries of the award grant date. These restricted stock units will be settled on February 28, 2011.

(12)	Award of time-based restricted stock, the vesting of which will occur as follows: (i) 1,678 shares on each of January 12, 2011, 2012 and 2013; (ii) 1,367 shares on each of January 16, 2011 and 2012; and (iii) 2,000 shares on June 4, 2011.

(13)	Award of time-based restricted stock, the vesting of which will occur as follows: (i) 1,367 shares on each of June 15, 2011 and 2012; (ii) 1,122 shares on January 12, 2011; and (iii) 1,123 shares on each of January 12, 2012 and 2013.

(14)	Award of time-based restricted stock, 5,000 of which will vest on each of December 31, 2010, 2011 and 2012.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on		Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)		Vesting ($)

Joseph M. Gingo	—	—	45,059	(1)	$971,273
Paul F. DeSantis	—	—	17,066	(2)	$402,623
Bernard Rzepka	—	—	8,500	(3)	$170,230
David C. Minc	—	—	3,366	(4)	$71,874
Kim L. Whiteman	—	—	1,366	(5)	$28,946
Jack B. Taylor	—	—	15,000	(6)	$289,050

(1)	These awards include: (i) 2,000 shares of restricted stock that vested on February 1, 2010, with a value realized on vesting based on the closing price of the common stock on the date of vesting of $22.13; (ii) 834 shares of restricted stock and 167 restricted stock units, both which vested on April 11, 2010 with a value realized on vesting based on the closing price of the common stock on the date of vesting of $23.69; and (iii) 7,533 shares of restricted stock that vested on January 16, 2010 with a value realized upon vesting based on the closing price of the common stock on the vesting date of $23.07. Amount also includes 34,525 performance-based restricted stock units, which vested on August 31, 2010, but were not valued or settled until November 1, 2010 at a price of $21.13.

(2)	These awards include: (i) 3,000 shares of restricted stock that vested on February 28, 2010, with a value realized upon vesting based on the closing price of the common stock on the vesting date of $23.56; (ii) 3,000 shares of restricted stock and 9,000 shares of performance-based restricted stock that vested on April 11, 2010, with a value realized on vesting based on the closing price of the common stock on the date of vesting of $23.69; and (iii) 2,066 shares of restricted stock that vested on January 16, 2010 with a value realized upon vesting based on the closing price of the common stock on the vesting date of $23.07.

(3)	These awards include: (i) 7,000 restricted stock units vested on October 21, 2009, with a value realized on vested based on the closing price of the common stock on the date of vesting, which was $19.27; and (ii) 1,500 restricted stock units vested on February 28, 2010, with a value realized on vested based on the closing price of the common stock on the date of vesting, which was $23.56.

(4)	These awards include: (i) 2,000 shares of restricted stock that vested on June 4, 2010, with a value realized upon vesting based on the closing price of the common stock on the vesting date of $20.18; and (ii) 1,366 shares of restricted stock that vested on January 16, 2010 with a value realized upon vesting based on the closing price of the common stock on the vesting date of $23.07.

(5)	These awards are restricted stock awards which vested on June 15, 2010, with a value realized on vested based on the closing price of the common stock on the date of vesting, which was $21.19.

(6)	These awards include 15,000 restricted stock units vested on October 21, 2009, with a value realized on vested based on the closing price of the common stock on the date of vesting, which was $19.27.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)	Last Fiscal Year ($)

Joseph M. Gingo	N/A	—	—	—
Paul F. DeSantis	N/A	—	—	—
Bernard Rzepka(1)	A. Schulman GmbH, Kerpen Pension Plan	17	1,548,395	—
David Minc	N/A	—	—	—
Kim Whiteman	N/A	—	—	—
Jack Taylors(2)	A. Schulman, Inc. LTD 1978 Retirement Benefits Scheme	40	$5,395,850	$306,234

(1)	The value presented for Mr. Rzepka was converted from Euros to U.S. dollars at a 12-month average rate of 1.3664. Assumptions include age 65 commencement, no decrements for either death or termination prior to age 65, Heubeck 2005 Generational mortality after 65 and a discount rate of 3.75% at August 31, 2010.

(2)	The values presented for Mr. Taylor were converted from British Pounds to U.S. dollars at a 12-month average rate of 1.5657. Assumptions include a discount rate of 4.8% at August 31, 2010 and the PA92 Long Cohort Year of Birth +2 age rating mortality table. There has been no further benefit accrual for Mr. Taylor since he turned age 60 in October 2006.

European Retirement Plans

Each of the European named executive officers participate in pension plans that are generally available to employees within the country of the applicable plan. For Mr. Rzepka, his pension benefits are calculated at a rate of 0.8% of his final pensionable salary up to the applicable social security pension ceiling per year of service with a maximum of 20% and an additional 1.6% of pensionable salary for that portion exceeding the social security pension ceiling, with a maximum of 60%. Under German law, Mr. Rzepka’s benefits under the plan are fully vested and include a widow’s pension of 50% of the amount payable. If Mr. Rzepka’s employment terminates prior to his reaching age 65, his benefits would be reduced based upon his total years of service divided by the number of years of service he would need to reach age 65. Mr. Rzepka’s spouse is entitled to receive 50% of his pension upon his death in service or during retirement.

Mr. Taylor is currently receiving benefits under his pension plan, based upon two-thirds of his final salary and is fully vested in those amounts. Portions of his pension (approximately one-third) are subject to adjustment for inflation. Upon Mr. Taylor’s death, his widow is entitled to receive two-thirds of his pre-commutation pension. Mr. Taylor’s pension benefits relate to his prior service in A. Schulman’s European operations.

Non-qualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Withdrawals/	Earnings in Last	Balance at Last
Name	Last FY ($)	Last FY ($)(1)	Distributions ($)	FY ($)(2)	FYE ($)

Joseph M. Gingo	—	$26,546	—	$11,343	$88,986
Paul F. DeSantis	—	$5,274	—	$7,312	$37,273
Bernard Rzepka	—	—	—	—	—
David C. Minc	—	$1,083	—	$267	$2,099
Kim L. Whiteman	—	—	—	—	—
Jack B. Taylor	—	—	—	—	—

(1)	Column contains contributions by A. Schulman in the last fiscal year under the Non-Qualified Plan. Amounts shown are included in the All Other Compensation column shown in the Summary Compensation Table located on page .

(2)	Earnings in this column represent estimated earnings on the Non-Qualified Plan, which are based upon the performance of the S&P 500. These amounts are not included in the Summary Compensation Table since they do not constitute above market interest or preferential earnings.

Employment Agreements

A. Schulman currently maintains employment agreements with certain members of its senior executive personnel. Of the named executive officers, A. Schulman currently has entered into employment agreements only with Messrs. Gingo, DeSantis and Taylor, the material terms of which are outlined below. In regard to Messrs. Rzepka and Minc, A. Schulman does not currently maintain employment agreement with such individuals, however, each he has executed a change-in-control agreement with the Company, the material terms of which are described below. In regard to Mr. Whiteman, A. Schulman does not currently maintain an employment or change-in-control agreement with him.

Employment Agreement of Mr. Gingo

On December 17, 2007, A. Schulman entered into an employment agreement with Joseph M. Gingo (the “Gingo Agreement”) to employ him as its President and Chief Executive Officer, which was subsequently amended on December 17, 2008 and January 9, 2009. As amended, the term of the Gingo Agreement ends on December 31, 2011; provided, however, at December 31, 2009, the term of the Gingo Agreement was automatically extended for an additional year to December 31, 2012 because neither Mr. Gingo nor A. Schulman provided notice to the other of non-extension prior to October 1, 2009.

As amended, the Gingo Agreement provides for a base salary of $775,000.00, which may be increased during the term at the discretion of the Board of Directors. Mr. Gingo is also eligible for participation in A. Schulman’s annual bonus program for senior executives, with an initial target level of 70% and leverage ranging from zero to 200% based upon performance metrics to be established by Mr. Gingo and the Compensation Committee and approved by the Board of Directors. Additionally, Mr. Gingo is eligible to receive an annual award of performance-based restricted shares or restricted stock units as long-term incentive compensation under the 2006 Incentive Plan. Specifically, each award of performance-based restricted shares or restricted stock units shall be based on a target grant value of 200% of Mr. Gingo’s base salary, with vesting based upon performance metrics to be agreed upon by the Compensation Committee and Mr. Gingo and approved by the full Board of Directors. However, in regard to fiscal 2009, Mr. Gingo expressly waived his right to a minimum amount and agreed to an award of approximately 66,667 shares of restricted stock or performance shares, which equaled the same award level as the prior year’s grant. Ultimately, in fiscal 2009, A. Schulman awarded Mr. Gingo 22,600 shares of time-based restricted stock and a target award of 44,300 performance shares as long-term incentive compensation. Mr. Gingo is entitled to receive all fringe benefits made generally available to A. Schulman’s executives in accordance with the Company’s policies and is eligible to participate in all other employee compensation and benefit plans available generally to executives of A. Schulman at a level appropriate for his position. During fiscal 2008, the Compensation Committee determined to eliminate most perquisites for North American named executive officers, including the use of company cars.

When Mr. Gingo was retained as the President and Chief Executive Officer of A. Schulman, it was agreed that he would be compensated for certain foregone cash bonuses and value in equity grants from his previous employer, The Goodyear Tire & Rubber Company. These compensation elements were comprised of four cash bonuses and three annual grants of performance-based restricted stock units, each totaling $1,500,000 in intended value. Therefore, upon commencement of his employment on January 1, 2008, Mr. Gingo received a lump sum payment of $750,000, and he received additional lump sum cash payments of $250,000 on January 1, 2009 and January 1, 2010. Mr. Gingo is entitled to receive one additional cash payment of $250,000 on December 31, 2010, subject to his continued employment. In the event that Mr. Gingo’s employment is terminated for any reason, other than termination for Cause (as defined in the Gingo Agreement) by A. Schulman or his voluntary resignation, each remaining unpaid cash bonus will become immediately due and will be paid to Mr. Gingo within 30 days of termination

In addition to the lump sum cash payments, Mr. Gingo was entitled to receive three annual performance-based restricted stock unit grants, totaling $1.5 million in initial grant value. The restricted stock unit grants issued to

Mr. Gingo were as follows: (1) on February 29, 2008, Mr. Gingo received $333,000 (grant value) of restricted stock units; (2) on January 16, 2009, Mr. Gingo received $500,000 (grant value) of restricted stock units (“RSU Award 2”); and (3) on January 12, 2010, Mr. Gingo received $667,000 (grant value) of restricted stock units (“RSU Award 3”). In the event Mr. Gingo’s employment is terminated: (i) without Cause or for Good Reason following a Change-in-Control (as such terms are defined in the Gingo Agreement); (ii) due to Resignation for Cause (as defined in the Gingo Agreement); or (iii) without Cause prior to a Change-in-Control, and RSU Award 3 has not been issued, then Mr. Gingo is entitled to be paid an amount equal to the aggregate initial share grant value of RSU Award 3 within 90 days of his termination. A. Schulman agreed to provide Mr. Gingo such performance-based restricted stock units as a way of making him whole for the long-term incentive compensation that the Company believes would have been payable to Mr. Gingo had he remained at his prior employer until retirement. In regards to the January 12, 2010 grant, A. Schulman and Mr. Gingo agreed to have vesting contingent upon the same performance metrics as under the Company’s fiscal 2010 bonus plan. As a result of fiscal 2010 performance, Mr. Gingo settled approximately 34,525 performance-based restricted stock units on November 1, 2010 for a total value of $729,513.

Upon termination of Mr. Gingo’s employment, Mr. Gingo may be entitled to receive certain post-termination benefits depending upon whether such termination is by A. Schulman without Cause, in relation to a Change-in-Control, or by reason of Mr. Gingo’s death or Disability (as such terms are defined in the Gingo Agreement). In the event that A. Schulman terminates Mr. Gingo’s employment without Cause prior to the expiration of the Gingo Agreement and prior to a Change-in-Control, Mr. Gingo shall receive his salary for the remaining term of the Gingo Agreement, plus a bonus for each year of the remaining term, each of which shall be equal to either the greater of: (1) $490,000; or (2) the average annual bonus during the most recent three calendar years of Mr. Gingo’s employment or such shorter period during which Mr. Gingo has been employed. Additionally, Mr. Gingo shall receive an amount equal to up to one year’s base salary plus one year’s annual bonus in consideration of (and subject to Mr. Gingo’s continued compliance with) the confidentiality, non-competition and non-solicitation provisions of the Gingo Agreement. In the event that Mr. Gingo is terminated by reason of death, A. Schulman shall pay a lump sum amount equal to 60% of Mr. Gingo’s salary for 24 months to a designated beneficiary. In the event that Mr. Gingo becomes Disabled during the term of the Gingo Agreement, A. Schulman shall pay Mr. Gingo 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, A. Schulman shall have the right to terminate Mr. Gingo; provided, however that the 60% payments shall continue for the remainder of the 24 month period.

The Gingo Agreement also provides that, in the event Mr. Gingo is terminated following a Change-in-Control event for any reason, except: (1) termination by A. Schulman for Cause; (2) termination by reason of death or Disability; or (3) termination by Mr. Gingo without Good Reason (as such terms are defined in the Gingo Agreement), Mr. Gingo shall be paid a lump sum amount equal to: (i) Mr. Gingo’s base salary in effect divided by 12 and multiplied by the number of full months remaining on the term; and (ii) the average annual bonus earned by Mr. Gingo in the immediately preceding fiscal years multiplied by the number of fiscal years remaining under the term when a bonus was not paid. In addition, Mr. Gingo shall remain entitled to receive any of the aforementioned unpaid lump sum cash or RSU awards that have not been issued or paid. Additionally, Mr. Gingo shall receive an amount equal to up to one year’s base salary plus one year’s annual bonus in consideration of (and subject to Mr. Gingo’s continued compliance with) the confidentiality, non-competition and non-solicitation provisions of the Gingo Agreement. Finally, Mr. Gingo shall also continue to receive certain insurance benefits (reduced to the extent comparable benefits are actually provided without cost to him by another source after termination) from the date of termination through the remainder of the term of the Gingo Agreement.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Gingo Agreement, for a period of one year following any termination of Mr. Gingo’s employment, Mr. Gingo will not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (1) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of A. Schulman; or (2) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company. The geographical limitations on the foregoing restrictions on Mr. Gingo include any country in which A. Schulman is doing business as of Mr. Gingo’s termination date.

In addition to the amounts described above under the Gingo Agreement, Mr. Gingo is entitled to an additional payment equal to any excise tax imposed under Sections 280G and 4999 of the Code, if any, as a result of certain amounts payable to him in respect of a Change-in-Control.

Employment Agreement of Mr. DeSantis

On January 4, 2006, A. Schulman entered into an employment agreement with Paul F. DeSantis (the “DeSantis Agreement”) to retain him as its Vice President, Treasurer and Chief Financial Officer, which was subsequently amended on December 17, 2008. As amended, the term of the DeSantis Agreement was to end on December 31, 2009 (the “Initial Term”); however, the term of the DeSantis Agreement automatically extended for a term of one year (an “Extended Term”) since neither party gave notice to the other of non-extension not less than 30 days prior to the expiration of the Initial Term or any Extended Term.

Under the terms of the DeSantis Agreement, Mr. DeSantis is provided a fixed base salary (as in effect on December 17, 2008), which may be increased during the term at the discretion of the Board of Directors. Mr. DeSantis is also eligible for participation in A. Schulman’s bonus program for senior executives, with an initial target level of 50%. Additionally, upon commencement of his employment, Mr. DeSantis received a grant of 60,000 nonqualified stock options at an exercise price of $24.69 and a bonus of $120,000. Mr. DeSantis is also entitled to receive all fringe benefits made generally available to the A. Schulman’s executives in accordance with the A. Schulman’s policies and is eligible to participate in all other employee compensation and benefit plans available generally to executives of A. Schulman at a level appropriate for his position.

Upon termination of Mr. DeSantis’ employment, Mr. DeSantis may be entitled to receive certain post-termination benefits depending upon whether such termination is by A. Schulman without Cause, in relation to a Change-in-Control, or by reason of Mr. DeSantis’ death or Disability (as such terms are defined in the DeSantis Agreement). In the event that A. Schulman terminates Mr. DeSantis’ employment without Cause prior to the expiration of the DeSantis Agreement and prior to a Change-in-Control, Mr. DeSantis shall receive his salary for a period of one year after termination, plus a bonus payment in a lump sum equal to 50% of his average annual bonus during the most recent five calendar years of employment, in consideration of (and subject to Mr. DeSantis’ continued compliance with) the confidentiality, non-competition and non-solicitation provisions of the DeSantis Agreement. In the event that Mr. DeSantis is terminated by reason of death, A. Schulman shall pay a lump sum amount equal to 60% of his salary for a period of 24 months to a designated beneficiary. In the event that Mr. DeSantis becomes Disabled during the term of the DeSantis Agreement, A. Schulman shall pay Mr. DeSantis 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, A. Schulman shall have the right to terminate Mr. DeSantis; provided, however, that the 60% payments shall continue for the remainder of the 24-month period.

The DeSantis Agreement also provides that, in the event Mr. DeSantis is terminated following a Change-in-Control event for any reason except: (1) termination by A. Schulman for Cause; (2) termination by reason of death or Disability; or (3) termination by Mr. DeSantis without Good Reason, Mr. DeSantis shall be paid a lump sum amount equal to three times the sum of: (i) the higher of his annual base salary payable immediately (a) prior to the event causing the termination or (b) the Change-in-Control; plus (ii) an amount equal to the higher of his annual bonus earned in the fiscal year preceding the date of termination or the average annual bonus earned by him in the three fiscal years immediately preceding the Change-in-Control. One-third of such lump sum payment shall be in consideration of (and subject to Mr. DeSantis’ continued compliance with) the confidentiality, non-competition and non-solicitation provisions of the DeSantis Agreement. In addition, Mr. DeSantis shall be paid a lump sum amount equal to the sum of: (1) any unpaid annual incentive compensation previously awarded for any completed fiscal year preceding the termination, the payment of which was contingent only upon continued employment to a subsequent date; and (2) a pro rata portion of his deemed annual bonus for the fiscal year in which the termination occurred. Mr. DeSantis will also continue to receive certain insurance benefits (reduced to the extent comparable benefits are actually provided without cost to him by another source after termination) for a period of 36 months following the date of termination.

For a period of one year following any termination of Mr. DeSantis’ employment, Mr. DeSantis shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (1) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of A. Schulman; or (2) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company. The geographical limitations on the foregoing restrictions on Mr. DeSantis include any country in which A. Schulman is doing business as of Mr. DeSantis’ termination date.

In addition to the amounts described above under the DeSantis Agreement, Mr. DeSantis is entitled to an additional payment equal to any excise tax imposed under Sections 280G and 4999 of the Code, if any, as a result of certain amounts payable to him in respect of a Change-in-Control.

Employment Agreement of Mr. Taylor

On May 28, 2003, A. Schulman entered into an employment agreement with Jack B. Taylor (the “Taylor Agreement”), which was subsequently amended on August 31, 2008 and August 28, 2009, in conjunction with Mr. Taylor’s continuing appointment as General Manager and Chief Operating Officer — Asia. As amended, the term of the Taylor Agreement ends on December 31, 2011; provided, however, that either Mr. Taylor or A. Schulman may terminate the Taylor Agreement on December 31, 2010 upon 60 days notice.

As amended, the Taylor Agreement provides Mr. Taylor with a base salary of 200,000 Euros, which may be modified during the term of the Taylor Agreement. Mr. Taylor is also eligible for participation in A. Schulman’s bonus program for senior executives, with a 50% bonus potential, and is also entitled to participate in all employee compensation and benefit plans available generally to employees of A. Schulman on a level appropriate to his position. Additionally, Mr. Taylor is entitled to receive certain equity award grants, the material terms of which are to be determined by the Compensation Committee, provided that Mr. Taylor remains employed with the Company through the term of the Taylor Agreement. Moreover, Mr. Taylor is entitled to receive all employee benefits available generally to employees of A. Schulman having comparable levels of responsibility. Finally, Mr. Taylor is authorized to incur reasonable expenses for promoting the business of A. Schulman, including expenses for entertainment, travel and similar items, and shall receive reimbursement for all such expenses.

Upon termination of Mr. Taylor’s employment, Mr. Taylor may be entitled to receive certain post-termination benefits depending upon whether such termination is by A. Schulman without Cause, in relation to a Change-in-Control, or by reason of Mr. Taylor’s death or Disability (as such terms are defined in the Taylor Agreement). In the event that A. Schulman terminates Mr. Taylor’s employment without Cause prior to the expiration of the Taylor Agreement and prior to a Change-in-Control, Mr. Taylor shall receive his salary for the remaining term of the Taylor Agreement, plus a bonus for each year of the remaining term in an amount equal to 50% of his average annual bonus during the most recent five calendar years of employment. In the event that Mr. Taylor’s employment is terminated by reason of his death, A. Schulman shall pay, in addition to all compensation and benefits earned by Mr. Taylor prior to his death, a lump sum payment equal to 60% of his salary for a period of 24 months to a designated beneficiary. In the event that Mr. Taylor becomes Disabled during the term of the Taylor Agreement, A. Schulman shall pay Mr. Taylor 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, A. Schulman shall have the right to terminate Mr. Taylor; provided, however, that the 60% payments shall continue for the remainder of the 24-month period.

The Taylor Agreement also provides that, in the event Mr. Taylor is terminated following a Change-in-Control event for any reason except: (1) termination by A. Schulman for Cause; (2) termination by reason of death or Disability; or (3) termination by Mr. Taylor without Good Reason, Mr. Taylor shall be paid (in lieu of any further salary or severance benefit payments) a lump sum amount equal to three times the sum of: (i) the higher of his annual base salary payable immediately prior to (a) the event causing the termination or (b) the Change-in-Control; plus (ii) an amount equal to the higher of his annual bonus earned in the fiscal year preceding the date of termination or the average annual bonus earned by him in the three fiscal years immediately preceding the Change-in-Control. In addition, Mr. Taylor shall be paid a lump sum amount equal to the sum of: (1) any unpaid annual incentive compensation previously awarded for any completed fiscal year preceding the termination, the payment of which was contingent only upon continued employment to a subsequent date; and (2) a pro rata portion of his deemed annual bonus for the fiscal year in which the termination occurred. Mr. Taylor will also continue to receive certain insurance benefits (reduced to the extent comparable benefits are actually provided without cost to him by another source after termination) for a period of 36 months following the date of termination.

For a period of three years following any termination of Mr. Taylor’s employment (which occurs prior to a Change-in-Control), Mr. Taylor shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (1) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of A. Schulman; or (2) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company. The geographical limitations on the foregoing restrictions on Mr. Taylor include any country in which A. Schulman is doing business as of Mr. Taylor’s termination date.

Change-in-Control Agreement with Mr. Rzepka

A. Schulman has entered into a change-in-control agreement with Mr. Rzepka (the “Rzepka Agreement”), in order to provide him with certain benefits in the event of a Change-in-Control (as such term is defined in the Rzepka Agreement). The Rzepka Agreement provides that, in the event Mr. Rzepka is terminated following a Change-in-Control event for any reason except: (i) termination by A. Schulman for Cause; (ii) termination by reason of death or Disability; or (iii) termination by Mr. Rzepka without Good Reason, Mr. Rzepka will be paid (in lieu of any further salary or severance benefit payments) a lump sum amount equal to three times the sum of: (1) the higher of (a) the executive’s annual base salary payable immediately prior to the event causing the termination or (b) the Change-in-Control; plus (2) an amount equal to the higher of (a) Mr. Rzepka’s annual bonus earned in the fiscal year preceding the date of termination or (b) the average annual bonus earned by Mr. Rzepka in the three fiscal years immediately preceding the Change-in-Control (as such terms are defined in the Rzepka Agreement). In addition, Mr. Rzepka will be paid a lump sum amount equal to the sum of: (A) any unpaid annual incentive compensation previously awarded for any completed fiscal year preceding the termination, the payment of which was contingent only upon continued employment to a subsequent date; and (B) a pro rata portion of Mr. Rzepka’s deemed annual bonus for the fiscal year in which the termination occurred. Mr. Rzepka will also continue to receive certain insurance benefits (reduced to the extent comparable benefits are actually provided without cost to the executive by another source after termination) for a period of 36 months following the date of termination.

Change-in-Control Agreement with Mr. Minc

A. Schulman has entered into a change-in-control agreement with Mr. Minc (the “Minc Agreement”), in order to provide him with certain benefits in the event of a Change-in-Control (as such term is defined in the Minc Agreement). The Minc Agreement provides that, in the event the Mr. Minc is terminated following a Change-in-Control event for any reason except: (i) termination by A. Schulman for Cause; (ii) termination by reason of death or disability (within the meaning of Section 409A of the Code); or (iii) termination by the executive without Good Reason, Mr. Minc will be entitled to the following: (1) continued payment of Mr. Minc’s compensation and provision of benefits through the date of Termination (as such term is defined in the Minc Agreement), which shall be paid within 30 days following Mr. Minc’s date of Termination or, if earlier, the date specified in the applicable plan, program or arrangement; (2) an amount equal to any accrued, but unused vacation days, as determined under A. Schulman’s personnel policy, which amount shall be paid within 30 days following Mr. Minc’s date of Termination; and (3) a lump sum cash payment within 30 days following the Mr. Minc’s date of Termination equal to the sum of (a) 150% of Mr. Minc’s base salary for the calendar year immediately preceding the year in which the date of Termination occurs, plus (b) 100% of Mr. Minc’s annual target bonus for the fiscal year in which Termination occurs. In addition, Mr. Minc shall also continue to receive certain insurance benefits for his continued benefit and that of all family members and other dependents who were enrolled in the programs on Mr. Minc’s date of Termination. The term of the Minc Agreement expires on April 1, 2011.

Potential Payments upon Termination or Change-in-Control

Pursuant to the terms of each named executive officer’s respective employment/change-in-control agreement, each named executive officer is entitled to certain benefits depending upon the nature of their separation from service with A. Schulman. The table below represents amounts that would be payable or benefits owed to each of the named executive officers as of August 31, 2010, upon termination of their employment as a result of the scenarios indicated in each column. The amounts were calculated assuming the termination occurred on August 31, 2010.

			Involuntary	Involuntary	Termination upon
		Death or	Termination with	Termination	Change-in-
Compensation Components	Retirement(1)	Disability(2)	Cause(3)	Without Cause(4)	Control(5)

For Joseph M. Gingo
Severance	$—	$931,104	$—	$4,212,806	$4,705,296
Guaranteed bonus	$917,000	$917,000	$—	$917,000	$917,000
Health/welfare benefits(6)	$—	$—	$—	$—	$57,185
Incentive plan based awards
Restricted stock awards	$752,000	$1,264,854	$—	$—	$6,117,239
Restricted stock units	$627,319	$627,319	$—	$—	$627,319
Retirement benefits
401(k) Plan(7)	$61,777	$61,777	$61,777	$61,777	$61,777
Non-Qualified Plan(7)	$88,986	$88,986	$88,986	$88,986	$88,986
Section 280G gross up	$—	$—	$—	$—	$1,685,902

Total	$2,447,082	$3,891,040	$150,763	$5,280,569	$14,260,704

For Paul F. DeSantis
Severance	$—	$420,576	$—	$422,631	$2,224,568
Health/welfare benefits(6)	$—	$—	$—	$—	$26,907
Incentive plan based awards
Restricted stock awards	$181,789	$330,451	$—	$—	$1,473,587
Retirement benefits
401(k) Plan(7)	$62,489	$85,670	$62,489	$62,489	$85,670
Non-Qualified Plan(7)	$—	$37,273	$—	$—	$37,273
Section 280G gross up	$—	$—	$—	$—	$421,038

Total	$244,278	$873,970	$62,489	$485,120	$4,269,043

For Bernard Rzepka(8)
Severance	$—	$—	$—	$—	$2,224,568
Health/Welfare benefits(6)	$—	$—	$—	$—	$26,907
Incentive plan based awards
Restricted stock units	$192,846	$224,569	$—	$—	$313,433
Cash awards	$59,695	$171,779	$—	$—	$970,691
Stock options	$9,860	$9,860	$—	$—	$9,860
Retirement benefits
Pension plan(9)	$1,548,395	$1,548,395	$1,548,395	$1,548,395	$1,548,395

Total	1,810,796	$1,954,603	$1,548,395	$1,548,395	$5,093,854

For David C. Minc
Severance	$—	$—	$—	$—	$1,241,554
Health/welfare benefits(6)	$—	$—	$—	$—	$57,185
Incentive plan based awards
Restricted stock awards	$121,531	$222,529	$—	$—	$993,899
Retirement benefits
401(k) Plan(7)	$28,855	$28,855	$28,855	$28,855	$28,855
Non-Qualified Plan(7)	$2,099	$2,099	$2,099	$2,099	$2,099

Total	$152,485	$253,483	$30,854	$30,854	$2,323,592

For Kim L. Whiteman
Severance	$—	$—	$—	$—	$—
Health/welfare benefits	$—	$—	$—	$—	$—
Incentive plan based awards
Restricted stock awards	$39,763	$110,873	$—	$—	$355,514
Retirement benefits
401(k) Plan(7)	$15,036	$16,477	$15,036	$15,036	$16,477

Total	$54,799	$127,350	$15,036	$15,036	$371,991

Jack B. Taylor(8)
Severance	$—	$464,521	$—	$865,240	$2,381,105
Health/welfare benefits(6)	$—	$—	$—	$—	$128,456
Incentive plan based awards
Restricted stock units	$227,187	$272,550	$—	$—	$272,550
Restricted stock awards	$78,156	$272,550	$—	$—	$272,550
Stock Option	$1,250	$1,250	$—	$1,250	$1,250
Retirement benefits
Pension plan(9)	$5,395,850	$5,395,850	$5,395,850	$5,395,850	$5,395,850

Total	$5,702,443	$6,406,721	$5,395,850	$6,262,340	$8,451,761

(1)	A. Schulman considers normal retirement age to be 60 years of age, therefore, Messrs. DeSantis, Rzepka and Whiteman would not be eligible for retirement at August 31, 2010. A portion of restricted stock units and restricted stock awards are released upon retirement. The number of awards released is determined by the time elapsed since the date of grant. Upon retirement, the named executive officers will receive a portion of any outstanding performance-based awards, based on the time elapsed since the date of grant; however, such awards will only be released at the end of the vesting period if the performance criteria has been met. All options vest upon retirement. This calculation assumes all options were exercised on the date of termination. The value of equity awards was calculated using the closing price of the common stock on August 31, 2010.

(2)	The severance amount is a lump sum payment equal to 60 of the base salary for 24 months. All time-based restricted stock units and restricted stock awards are considered fully vested upon death or disability, therefore the amount reflects the value of all time-based restricted stock and restricted stock units outstanding for the named executive officers. Upon death or disability, the named executive officers will receive a portion of any outstanding performance-based awards, based on the time elapsed since the date of grant; however, such awards will only be released at the end of the vesting period if the performance criteria has been met. All options vest upon death or disability. This calculation assumes all options were exercised on the date of termination. The value of equity awards was calculated using the closing price of the common stock on August 31, 2010.

(3)	A. Schulman does not provide for any severance when termination occurs with cause. Under the 2006 Incentive Plan, all restricted stock units and restricted stock awards are cancelled upon termination with cause. All options, vested and unvested, are forfeited immediately upon termination with no remaining time to exercise.

(4)	The severance benefits for Messrs. Gingo, DeSantis and Taylor reflect the severance compensation provided under each executive’s respective employment agreement. Under the 2006 Incentive Plan, all restricted stock units and restricted stock awards are cancelled upon termination without cause. Unvested options will be forfeited, however, unexercised vested options will remain exercisable for 90 days past termination. The value of equity awards was calculated using the closing price of the common stock on August 31, 2010.

(5)	Severance benefits determined pursuant to each named executive officer’s respective employment/change-in-control agreement. Upon a change-in-control, all equity awards become fully vested regardless of whether there is a subsequent termination. All time based restricted stock units and restricted stock awards are considered fully vested upon a change-in-control, therefore, the amount reflects the value of all restricted stock awards outstanding for the named executive officers. All performance criteria included in the vesting terms of any outstanding equity awards are deemed to have been met as of the date of a change-in-control. All options vest immediately upon a change-in-control. Amount assumes all options will be exercised on the date of termination. The value of equity awards was calculated using the closing price of the common stock on August 31, 2010.

(6)	In the event of termination following a change-in-control, each named executive officer is eligible to 36 months of life, disability, accident and health insurance without cost. These amounts are estimated based on current costs for insurance and could change depending on the actual timing of such event.

(7)	The Retirement Plan trust balances transferred to each participating named executive officer’s 401(k) account and balances in the Non-qualified Plan for each named executive officer who participates become 100% vested upon eligible retirement, disability, death or a change-in-control. A. Schulman considers normal retirement age to be 60, therefore, Messrs. DeSantis and Whiteman were not eligible for retirement at August 31, 2010; however, the potential vested balance is included. Messrs. Rzepka and Taylor do not participate in the Retirement Plan or the Non-Qualified Plan. For termination with or without cause, the named executive officers only have rights to the vested balance at the termination date. The amounts for each participating named executive officer’s 401(k) plan account are based on the actual Retirement Plan trust balance transfers into an account for each participant. The Non-Qualified Plan is unfunded and the balance represents the contributions accrued and the earnings that are estimated based on the performance of the S&P 500. The amount is estimated based on balances as of August 31, 2010.

(8)	The amounts for Messrs. Taylor and Rzepka were calculated using primarily Euro amounts, which were converted to U.S. dollars using a 12-month average rate of 1.3664. Certain amounts for Mr. Taylor were calculated using amounts in British Pounds, which were converted to U.S. dollars using a 12-month average rate of 1.5657.

(9)	Values for the pension plans are the present values of the accumulated benefit, or as specifically allotted by local law, as of August 31, 2010.

Director Compensation

The following table sets forth compensation information for each of A. Schulman’s non-employee directors. Directors who are also employees of A. Schulman receive no additional compensation for their services as a director.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash ($)(1)	Awards ($)(2)	Awards	Compensation	Earnings	Compensation(3)	Total

Eugene R. Allspach	$10,000	$51,863	—	—	—	$—	$61,863
Gregory T. Barmore	$10,000	$51,863	—	—	—	$—	$61,863
David G. Birney	$71, 500	$78,435	—	—	—	$7,224	$157,159
Michael Caporale, Jr.	$62,250	$78,435	—	—	—	$1,000	$141,685
Howard R. Curd	$68,500	$78,435	—	—	—	$2,484	$149,419
Michael A. McManus, Jr.	$60,000	$78,435	—	—	—	$2,485	$140,920
Lee D. Meyer	$69,250	$78,435	—	—	—	$1,000	$148,685
James A. Mitarotonda	$58,500	$78,435	—	—	—	$7,224	$144,159
Ernest J. Novak, Jr.	$73,000	$78,435	—	—	—	$7,224	$158,659
Dr. Irvin D. Reid	$59,250	$78,435	—	—	—	$—	$137,685
Stanley W. Silverman	$63,750	$78,435	—	—	—	$1,000	$143,185
John B. Yasinsky	$91,250	$78,435	—	—	—	$7,224	$176,909

As of August 31, 2010, the directors held the following stock-based awards and options:

	Number of Restricted	Number of Restricted	Number of Options
Name	Stock Awards(3)	Stock Units(4)	Outstanding

Eugene R. Allspach	—	—	—
Gregory T. Barmore	—	—	—
David G. Birney	834	2,500	—
Michael Caporale, Jr.	834	2,500	—
Howard R. Curd	834	2,500	—
Michael A. McManus, Jr.	834	2,500	—
Lee D. Meyer	834	2,500	—
James A. Mitarotonda	834	2,500	—
Ernest J. Novak, Jr.	834	2,500	—
Dr. Irvin D. Reid	—	2,500	—
Stanley W. Silverman	834	2,500	—
John B. Yasinsky	834	2,500	4,000

(1)	Amounts shown reflect all fees earned or paid in cash for services as a director during fiscal 2010, which include both per meeting fees relating to service for the 2009 calendar year, which were paid between September 1, 2009 through December 31, 2009, and installments of retainers, which were paid between January 1, 2010 and August 31, 2010.

(2)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during such fiscal year. Assumptions used in the calculation of these amounts are included in Note 10 “Incentive Stock Plans” to the Consolidated Financial Statements included in A. Schulman’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

(3)	During fiscal 2010, three restricted stock grants for the Board of Directors vested. Included in this column are the accrued dividends, which were earned on restricted stock during the vesting period.

(3)	The vesting of 834 shares of restricted stock will occur on February 28, 2011.

(4)	Award of restricted stock units include fully vested stock-settled restricted stock units which shall be settled in shares of the common stock on a 1-to-1 basis on April 9, 2012, the third anniversary of the grant date.

Director Compensation

Annual compensation of directors is comprised of a retainer in the amount of $60,000 and an award of 3,500 shares of common stock. A. Schulman has eliminated meeting fees unless directors attend more than 24 meetings annually, in which case directors will receive $1,500 for each Board or Committee meeting attended. Additional retainers are provided for the following leadership positions on the Board of Directors: (i) Lead Independent Director — $20,000; (ii) Audit Committee Chair — $17,500; (iii) Compensation Committee Chair — $12,500; and (iv) all other Committee Chairs — $10,000. For better alignment with the term of office of its directors, which commences immediately following the annual meeting of stockholders, which is typically held in mid-December, A. Schulman has adopted a policy of paying its director compensation on a calendar year basis, with a portion of the annual retainer fee being paid at the beginning of each calendar quarter.

Pursuant to the Amended and Restated Directors Deferred Units Plan (the “Directors Plan”), a director may elect, prior to the first day of any calendar year, to defer all or a portion of his or her director fees in such calendar year. Deferred director fees for each calendar quarter are aggregated and credited to an account for each participating director (the “Account”) until the last day of each quarter (a “Valuation Date”). In addition, on each Valuation Date, the Account is credited with the amount of any dividends that would have been paid to the director had he or she actually owned shares of common stock equal to the number of units in the Account at the time of the dividend payment. On each Valuation Date, all amounts credited to the Account are converted into units by dividing the amount in the Account by the closing price of common stock on the Valuation Date. Upon the earlier of a director’s separation from service as a director, a change of control or a director’s disability (each a “Triggering Event”), units will be converted into cash and paid to the director in a single lump sum no later than March 15 of the calendar year that begins after the calendar year during which a Triggering Event occurs. The conversion into cash will be made using the closing price of the common stock on the date prior to the date that payment is made. At present, no directors of A. Schulman are active participants in the Directors Plan.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of A. Schulman’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings with the Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The purpose of the Audit Committee is to oversee the accounting and financial reporting process of A. Schulman and is responsible for overseeing the qualifications, independence and performance of, and the Company’s relationship with, its independent registered public accounting firm. The Audit Committee is comprised of seven independent directors, as defined by applicable NASDAQ and Commission rules, and operates under a written charter adopted by the Board. The Audit Committee includes the following members of the Board of Directors: Ernest J. Novak, Jr. (Chair), Eugene R. Allspach, Michael Caporale, Jr., Howard R. Curd, Lee D. Meyer, Dr. Irvin D. Reid and Stanley W. Silverman.

The Audit Committee has met, reviewed and discussed with management the consolidated financial statements of the Company for the fiscal year ended August 31, 2010, who represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with PricewaterhouseCoopers LLP, A. Schulman’s registered independent public accounting firm, matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PricewaterhouseCoopers LLP provided to the Audit Committee written disclosures pursuant to Rule 3526 of the Public Company Oversight Board (Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with PricewaterhouseCoopers LLP any relationships with or services to the Company or its subsidiaries that may impact the objectivity and independence of PricewaterhouseCoopers LLP, and the Audit Committee has satisfied itself as to PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP, and the Audit Committee’s review of the representation of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended August 31, 2010 be included in A. Schulman’s Annual Report on Form 10-K filed with the Commission. The Audit Committee also recommended that PricewaterhouseCoopers LLP be appointed as A. Schulman’s independent registered public accounting firm for the 2011 fiscal year.

The Audit Committee:

Ernest J. Novak, Jr., Chair
Eugene R. Allspach
Michael Caporale, Jr.
Howard R. Curd
Lee D. Meyer
Dr. Irvin D. Reid
Stanley W. Silverman

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the books, records and accounts of A. Schulman and its subsidiaries for the fiscal year ending August 31, 2011. This selection is being presented to stockholders for ratification or rejection at the Annual Meeting. THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT SUCH APPOINTMENT BE RATIFIED.

PricewaterhouseCoopers LLP was the independent registered public accounting firm of A. Schulman for the fiscal year ended August 31, 2010, and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

For ratification, this Proposal Two will require the affirmative vote of the holders of a majority of the shares of common stock present, represented and entitled to vote at the Annual Meeting in person or represented by proxy. In determining whether Proposal Two has received the requisite vote for approval, broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two. If Proposal Two is rejected, or if PricewaterhouseCoopers LLP declines to act or becomes incapable of acting as the independent registered public accounting firm of A. Schulman, or if its employment is discontinued, the Audit Committee will appoint another public auditor, the continued employment of whom, after the Annual Meeting of Stockholders, will be subject to ratification by the stockholders.

Fees Incurred by Independent Registered Public Accounting Firm

Set forth below are the aggregate fees and expenses for professional services rendered to A. Schulman by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal 2010 and fiscal 2009.

	Fiscal 2010	Fiscal 2009

Audit Fees(1)	$3,612,000	$2,743,000
Audit-Related Fees(2)	$883,000	$40,100
Tax Fees(3)	$1,478,000	$1,045,000
All Other Fees	$0	$0

(1)	Comprised of the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audit of A. Schulman’s consolidated financial statements and its internal control over financial reporting, and its limited reviews of the Company’s unaudited consolidated interim financial statements included in A. Schulman’s Quarterly Reports on Form 10-Q, as well as statutory audits of the Company’s subsidiaries and consents to Commission filings.

(2)	Comprised of services rendered by PricewaterhouseCoopers LLP primarily related to reviews of subsidiary financial statements and various due diligence considerations.

(3)	Comprised of professional services rendered by PricewaterhouseCoopers LLP for tax planning and advice and domestic and international tax compliance and tax return preparation.

Pre-Approval of Fees

The Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of the services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee has delegated pre-approval authority to its Chairman, provided that the pre-approval is reviewed by the full Audit Committee at its next regular meeting.

PROPOSAL 3 — ADOPTION AND APPROVAL OF A. SCHULMAN’S 2010 VALUE CREATION REWARDS PLAN

The Board of Directors proposes that the stockholders approve the adoption of the 2010 Rewards Plan. On October 14, 2010, the Board of Directors adopted the 2010 Rewards Plan, subject to approval by the stockholders. Set forth below is a summary of the material features of the 2010 Rewards Plan, which summary is qualified in its entirety by the text of the 2010 Rewards Plan, a copy of which is attached to this proxy statement as Appendix A.

The purpose of the 2010 Rewards Plan is to foster and promote A. Schulman’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2010 Rewards Plan is intended to encourage participants to acquire and maintain ownership interests in A. Schulman and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of A. Schulman’s business is largely dependent. The 2010 Rewards Plan serves these purposes by making equity- and cash-based awards (“Awards”) available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase shares of common stock (“NQSOs”);

•	incentive stock options to purchase shares of common stock (“ISOs” and, together with NQSOs, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted shares of common stock (“Restricted Stock”);

•	restricted stock Awards that may be settled in Shares, cash or a combination thereof (“Restricted Stock Units”);

•	other stock-based Awards — Awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of the shares of common stock (“Other Stock-Based Awards”); and

•	cash-based Awards (“Cash Awards”).

Section 162(m) of the Internal Revenue Code

Under the 2010 Rewards Plan, the Compensation Committee may grant Restricted Stock, Other Stock-Based Awards and Cash Awards in a manner that constitutes “qualified performance-based compensation” for purposes of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (“Performance-Based Awards”). Section 162(m) generally limits the deduction that A. Schulman may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” (as defined in Section 162(m)) in any one taxable year. Performance-Based Awards granted under the 2010 Rewards Plan will not count against this $1,000,000 deduction limitation provided that; (i) the lapse of restrictions on such Performance-Based Awards and the distribution of cash, shares of common stock or other property pursuant to such Performance-Based Awards is contingent upon satisfying one or more of the performance criteria enumerated in the 2010 Rewards Plan, as established and certified by the Compensation Committee; and (ii) the Performance-Based Awards otherwise satisfy the requirements for qualified performance-based compensation under Section 162(m). The 2010 Rewards Plan is designed so that Options and SARs granted thereunder will be considered qualified performance-based compensation for purposes of Section 162(m). A. Schulman is submitting the 2010 Rewards Plan, including the performance criteria set forth therein, to the stockholders for approval at the Annual Meeting to ensure that Performance-Based Awards granted under the 2010 Rewards Plan will be deductible as qualified performance-based compensation.

Administration

The Compensation Committee will administer the 2010 Rewards Plan, except in the case of Awards to directors, which will be determined by the entire Board of Directors. The Compensation Committee will be comprised of at least two directors, each of whom will be an “outside director” (within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder), a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act) and an “independent director” under applicable NASDAQ rules.

In its capacity as plan administrator, the Compensation Committee will determine which participants will be granted Awards, the type of each Award granted and the terms and conditions of each Award. The Compensation Committee will also have full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2010 Rewards Plan; (ii) interpret the 2010 Rewards Plan and all related award agreements; and (iii) make any other determinations that it deems necessary or desirable for the administration of the 2010 Rewards Plan. Any action taken by the Compensation Committee will be final, binding and conclusive on all parties.

With respect to each Award granted under the 2010 Rewards Plan, A. Schulman will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the Award, including; (i) the type of Award and when and how it may be exercised or earned;(ii) any exercise price associated with the Award; (iii) how the Award will or may be settled; and (iv) any other applicable terms and conditions affecting the Award.

Eligibility

The Board of Directors may select any director of A. Schulman or an affiliate company who is not an employee to receive Awards under the 2010 Rewards Plan. The Compensation Committee may select any: (i) employees of A. Schulman and its affiliates; and (ii) consultants who render services to the Company or its affiliates to receive Awards under the 2010 Rewards Plan. As of August 31, 2010, there were ten non-employee directors of A. Schulman and approximately 2,900 employees of the Company and its affiliates. A. Schulman is unable to reasonably estimate the number of third-party consultants who will be eligible to receive Awards under the 2010 Rewards Plan.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of common stock available for the grant of Awards under the 2010 Rewards Plan will be 1,375,000. Shares of common stock issued under the 2010 Rewards Plan may consist of; (i) treasury shares; (ii) authorized but unissued shares of common stock not reserved for any other purpose; or (iii) shares of common stock purchased by A. Schulman or on the Company’s behalf in the open market for such purpose.

Upon the grant of an ISO, a NQSO or a SAR, A. Schulman will reduce the number of shares of common stock available for issuance under the 2010 Rewards Plan by an amount equal to the number of shares of common stock subject to such Award. Upon the grant of an Award, other than an ISO, a NQSO or a SAR, that is to be settled by the issuance of shares of common stock (a “Full Value Award”), A. Schulman will reduce the number of shares of common stock available for issuance under the 2010 Rewards Plan by an amount equal to the number of shares of common stock subject to such Award multiplied by 2.48. In the case of any SAR which is settled in shares of common stock, A. Schulman will count the full number of shares of common stock subject to the SAR against the number of shares of common stock available for future Awards, regardless of the number of shares of common stock used to settle the SAR upon exercise. The Compensation Committee may grant Full Value Awards covering up to 10% of the shares of common stock available for issuance pursuant to the 2010 Rewards Plan without regard to the minimum vesting requirements of the 2010 Rewards Plan with respect to Awards of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

The following shares of common stock may be awarded under the 2010 Rewards Plan and do not count against the 1,375,000 share limit:

•	shares of common stock covered by an Award granted under the 2010 Rewards Plan that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of such shares of common stock;

•	shares of common stock covered by an Award granted under the 2010 Rewards Plan that, by its terms, may be settled only in cash;

•	shares of common stock granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the 2010 Rewards Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and A. Schulman or any of its affiliates; and

•	shares of common stock covered by an Award granted under the 2010 Rewards Plan that are later returned to A. Schulman pursuant to any compensation recoupment policy, provision or agreement.

During any fiscal year of A. Schulman, the Compensation Committee may not grant any participant:

•	Options covering more than 250,000 shares of common stock;

•	SARs covering more than 250,000 shares common stock;

•	Performance-Based Awards that are to be settled in shares of common stock covering more than 150,000 shares of common stock; or

•	Performance-Based Awards that are to be settled in cash equal to more than $3,000,000.

The foregoing limits only apply to Awards that are granted to covered employees and designated by the Compensation Committee as qualified performance-based compensation for purposes of Section 162(m) of the Code.

In the event of any common stock dividend, common stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares of common stock or any other change affecting the common stock, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to: (i) the aggregate number of shares of common stock that it may issue under the 2010 Rewards Plan; (ii) any common stock-based limits imposed under the 2010 Rewards Plan; and (iii) the exercise price, number of shares of common stock and other terms or limitations applicable to outstanding Awards.

On October 15, 2010, the closing price of the shares of common stock on NASDAQ was $21.14.

Types of Awards

Options

The Compensation Committee may grant Options at any time during the term of the 2010 Rewards Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any Option will be at least equal to the fair market value of the shares of common stock (i.e., the closing price of the shares of common stock on NASDAQ) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of common stock; (iii) by a cashless exercise; and/or (iv) through any other method approved by the Compensation Committee. The Compensation Committee will also determine the term of the option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation Committee may grant all of the shares of common stock available for issuance under the 2010 Rewards Plan with respect to ISOs. However, the Compensation Committee may only grant ISOs to employees of A. Schulman or its subsidiaries, and ISOs will be subject to certain additional restrictions, including without limitation compliance with the requirements of Section 422 of the Code.

Stock Appreciation Rights

The Compensation Committee may grant SARs at any time during the term of the 2010 Rewards Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any SAR will be at least equal to the fair market value of the shares of common stock on the date the SAR is granted. The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of a SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of common stock on the exercise date; and (ii) the exercise price per share of common stock, multiplied by the number of shares of common stock with respect to which the SAR is exercised. A SAR may be settled in shares of common stock, cash or a combination thereof, as specified by the Compensation Committee in the related award agreement.

Restricted Stock

The Compensation Committee may grant shares of Restricted Stock at any time during the term of the 2010 Rewards Plan in such number, and upon such terms and conditions, as it determines. Restricted Stock consists of shares of common stock that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that participants pay a purchase price for each share of Restricted Stock; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2010 Rewards Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2010 Rewards Plan): (1) no condition on vesting of a Restricted Stock Award that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of a Restricted Stock Award that is based upon continued employment or the passage of time may provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant.

During the period that the shares of Restricted Stock remain subject to forfeiture: (i) A. Schulman may retain the certificates representing shares of Restricted Stock; (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock). At the end of the restriction period: (1) the participant will forfeit the shares of Restricted Stock if all terms, conditions and restrictions specified in the related award agreement have not been met; or (2) A. Schulman will distribute the shares of Restricted Stock to the participant if all terms, conditions and restrictions specified in the related award agreement have been met.

Restricted Stock Units

The Compensation Committee may grant Restricted Stock Units at any time during the term of the 2010 Rewards Plan in such number, and upon such terms and conditions, as it determines. An Award of Restricted Stock Units may be settled in shares of common stock, cash or a combination thereof. Awards of Restricted Stock Units may include dividend equivalents, but may not provide voting rights with respect to the shares of common stock underlying the Restricted Stock Units. The Compensation Committee will impose such other terms, conditions and restrictions on any Award of Restricted Stock Units, which may include: (i) restrictions based on the achievement of specific performance goals; (ii) time-based restrictions; or (iii) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2010 Rewards Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2010 Rewards Plan): (1) no condition on vesting of an Award of Restricted Stock Units that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of an Award of Restricted Stock Units that is based upon continued employment or the passage of time may provide for vesting in full of the Restricted Stock Units more quickly than in pro rata installments over three years from the date of grant.

Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards at any time during the term of the 2010 Rewards Plan in such number, and upon such terms and conditions, as it determines. The Compensation Committee may grant Other Stock-Based Awards in such form as it determines, including, without limitation: (i) unrestricted shares of common stock; or (ii) performance-based restricted stock units that are settled in shares of common stock and/or cash. The award agreement relating to each Other Stock-Based Award will specify the terms and conditions upon which the Award will vest, the form of settlement (which may be cash, shares of common stock or a combination thereof), whether the Award will include dividend equivalents and any other terms and conditions of the Award, provided that dividend equivalents may not be provided with respect to any unearned performance-based Award. Except as otherwise set forth in the 2010 Rewards Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement: (1) no condition on vesting of an Other Stock-Based Award that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time may provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant.

Cash-Based Awards

The Compensation Committee may grant Cash Awards at any time during the term of the 2010 Rewards Plan in such amounts, and upon such terms and conditions, as it determines. The award agreement relating to each Cash Award will specify the payment amount or payment range, any applicable performance objectives and any other terms and conditions of such Award.

Performance-Based Awards

Under the terms of the 2010 Rewards Plan, the Compensation Committee may grant Cash Awards, Restricted Stock Awards and Other Stock-Based Awards in a manner that constitutes qualified performance-based compensation and is deductible by A. Schulman under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. Specifically, the Compensation Committee will condition the grant, vesting, exercisability and/or settlement of such Performance-Based Awards on the attainment of performance goals during a specified performance period. The Compensation Committee will base or dervive the performance goals on one or more of the following performance criteria enumerated in the 2010 Rewards Plan:

•	Net earnings

•	Earnings per share

•	Net sales

•	Net income (before and after taxes)

•	Net income

•	Net operating profit

•	Return measures (including return on assets, capital, equity or sales)

•	Cash flow (including operating cash flow and free cash flow)

•	Cash flow return on capital

•	Earnings before and after taxes

•	Gross or operating margins

•	Productivity ratios

•	Share price (including total stockholder return)

•	Expense targets

•	Margins

As determined by the Compensation Committee, the selected performance criteria may relate to the individual participant, A. Schulman, the Company and one or more affiliates of A. Schulman or one or more divisions or business units of the Company, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

For each Performance-Based Award granted to an individual who is or is likely to be a covered employee, the Compensation Committee will establish in writing the applicable performance goals, performance period and formula for computing the Performance-Based Award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation Committee will certify in writing whether the performance goals and other material terms imposed on the Performance-Based Award have been satisfied.

To the extent consistent with Section 162(m) of the Code, the Compensation Committee may calculate performance goals relating to any Performance-Based Award without regard to extraordinary items, and may adjust such performance goals in recognition of unusual or non-recurring events affecting A. Schulman or its affiliates or changes in applicable tax laws or accounting principles. Under the 2010 Rewards Plan, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.

Termination of Employment or Service

The Compensation Committee will determine the extent to which each Award granted under the 2010 Rewards Plan will vest and the extent to which a participant will have the right to exercise and/or settle the Award in connection with a participant’s termination of employment or service. Such provisions, which will be reflected in the related award agreement, need not be uniform among all Awards and may reflect distinctions based on the reasons for termination. However, the Compensation Committee may generally only accelerate the vesting conditions of an Award upon a participant’s termination due to death, Disability or Retirement or involuntary termination without Cause (as such terms are defined in the 2010 Rewards Plan).

Change in Control

Except as otherwise provided in the related award agreement, in the event of a Change in Control (as such term is defined in the 2010 Rewards Plan): (i) all of a participant’s Awards will be fully vested; (ii) all performance objectives relating to a participant’s Awards will be deemed to have been satisfied (and, if the performance objectives require that performance be attained at a “target” level, the performance objectives will be deemed to have been satisfied at that “target” level as of the date of the Change in Control; (iii) all Options and SARs will be fully exercisable; and (iv) all Awards other than Options and SARs will be paid or settled, as the case may be, within 60 days following the date of the Change in Control.

Except as otherwise provided in the related award agreement or any other written agreement between A. Schulman or any of its affiliates, if A. Schulman concludes that any payment or benefit due to a participant under the 2010 Rewards Plan, when combined with any other payment or benefit due to the participant from A. Schulman, any affiliates or any other entity would be considered a “parachute payment” within the meaning of Section 280G of the Code, the payment or benefit will be reduced to $1.00 less than the amount that would be considered a “parachute payment.”

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an Award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an Award.

No Rights as a Stockholder

Except as otherwise provided in the 2010 Rewards Plan or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of common stock covered by an Award unless and until the participant becomes the record holder of such shares of common stock.

Repricing

The 2010 Rewards Plan expressly prohibits the Board or Compensation Committee from amending the terms of an outstanding Award to: (i) reduce the exercise price of an outstanding Option or SAR; or (ii) cancel an outstanding Option or SAR in exchange for cash or other Awards (including Options or SARs) having an exercise price less than the exercise price of the original Option or SAR, without stockholder approval.

Effective Date and Term

The 2010 Rewards Plan will become effective upon its approval by the stockholders and, unless earlier terminated, will continue until the tenth anniversary of the effective date of the 2010 Rewards Plan (except that the Compensation Committee may not grant any ISOs after October 14, 2020).

Amendment or Termination

The Board or Compensation Committee may amend or terminate the 2010 Rewards Plan at any time, except that no amendment or termination may be made without stockholder approval if: (i) the amendment materially increases the benefits accruing to participants; (ii) the amendment materially increases the aggregate number of shares of common stock authorized for grant under the 2010 Rewards Plan; (iii) the amendment materially modifies the eligibility requirements for participation; or (iv) such approval is required by any law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2010 Rewards Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2010 Rewards Plan.

Incentive Stock Options

A. Schulman intends for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted and A. Schulman will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO provided that the participant was, without a break in service, an employee of A. Schulman or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).

If the participant does not sell or otherwise dispose of the shares of common stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and A. Schulman will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of common stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price, and A. Schulman will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares of common stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares of common stock.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and A. Schulman will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of common stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of common stock or a combination of shares of common stock and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares of common stock that the participant purchases over the number of shares of common stock that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, A. Schulman will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a NQSO is greater than the aggregate exercise price that the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a NQSO is less than the aggregate exercise price the participant paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when a SAR is granted, and A. Schulman will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of common stock the participant receives over the aggregate exercise price of the SAR, if any, and A. Schulman will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a SAR is greater than the aggregate exercise price that the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a SAR is less than the aggregate exercise price that the participant paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and A. Schulman will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of common stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of common stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and A. Schulman generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of common stock is greater than the fair market value of the shares of common stock when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares of common stock when the Restricted

Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of common stock subject to the Restricted Stock Award on the grant date, and A. Schulman will be entitled to a deduction equal to the income that the participant recognizes at that time.

However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of common stock subject to a Restricted Stock Award, any appreciation between the grant date and the date the participant disposes of the shares of common stock will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares of common stock on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units and Other Stock-Based Awards

Generally, a participant will not recognize taxable income when a Restricted Stock Unit or an Other Stock-Based Award is granted, and A. Schulman will not receive a deduction at that time. However, upon the settlement of the Restricted Stock Unit or Other Stock-Based Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the shares of common stock that the participant receives, less the aggregate exercise price of the Restricted Stock Unit or Other Stock-Based Award, if any. A. Schulman generally will be entitled to a deduction equal to the income that the participant recognizes.

If the participant receives shares of common stock upon the settlement of a Restricted Stock Unit or Other Stock-Based Award and the amount the participant receives upon disposition of the shares of common stock acquired upon the settlement of the Restricted Stock Unit or Other Stock-Based Award is greater than the fair market value of the shares of common stock when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the value of the shares of common stock when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after they were issued.

Cash-Based Award

A participant will not recognize ordinary income at the time a Cash Award is granted, and A. Schulman will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash Award is settled equal to the amount of the cash received, and A. Schulman will be entitled to a corresponding deduction.

Section 409A

Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. A. Schulman intend for the Awards granted under the 2010 Rewards Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

New Plan Benefits

All Awards granted under the 2010 Rewards Plan will be at the discretion of the Compensation Committee and, in the case of Performance-Based Awards, dependent upon A. Schulman’s future performance. As a result, the specific number and terms of Awards that: (i) will be granted to participants; or (ii) would have been granted to participants during the 2010 fiscal year had the 2010 Rewards Plan been in place, are not determinable. See “Compensation of Directors” beginning on page 30 of this proxy statement for information regarding A. Schulman’s non-employee director compensation program, which is expected to be continued under the 2010 Rewards Plan.

For information regarding the shares of common stock available for issuance under A. Schulman’s existing equity compensation plans, see the “EQUITY COMPENSATION PLAN INFORMATION” beginning on page    of this proxy statement.

Vote Required

For the adoption and approval of the 2010 Rewards Plan, the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting will be required for approval. Broker non-votes will not be counted for the purpose of determining whether Proposal Three has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Three and, thus, will have the same effect as a vote against Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2010 INCENTIVE PLAN.

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those described in this proxy statement. A. Schulman’s By-Laws describe procedures, including minimum notice provisions, for stockholder nomination of Directors and submission of other stockholder business to be transacted at any Annual Meeting. A copy of the pertinent By-Law provisions is available on request to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333. If any such stockholder proposals or other business to be transacted properly comes before the Annual Meeting, it is intended that shares represented by Proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

SOLICITATION OF PROXIES

The cost of soliciting the accompanying Proxy will be borne by A. Schulman. A. Schulman may reimburse brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, Proxies may be solicited in person, by telephone or telegraph or by officers, directors and regular employees of A. Schulman. Further, A. Schulman has retained Georgeson, Inc. to perform solicitation services in connection with this proxy statement. For such services, A. Schulman will pay Georgeson, Inc. a fee of approximately $7,500. Additionally, Georgeson, Inc. will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this proxy solicitation.

By order of the Board of Directors,

David C. Minc
  Vice President, General Counsel and Secretary

November 5, 2010

Appendix A

A. SCHULMAN, INC.

2010 VALUE CREATION REWARDS PLAN

The Plan is intended to foster and promote the long-term financial success of the Company and its Affiliates and to increase stockholder value by providing Participants an opportunity to acquire and maintain an ownership interest in the Company and enabling the Company and its Affiliates to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

ARTICLE I
DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1 “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2 “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3 “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the Plan.

1.4 “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5 “Beneficial Owner” shall mean a “beneficial owner” as defined in Rule 13d-3 under the Act.

1.6 “Board” shall mean the Board of Directors of the Company.

1.7 “Cash-Based Award” shall mean a cash Award granted pursuant to Article X of the Plan.

1.8 “Cause” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s (a) gross neglect of duties owed to the Company or its Affiliates, (b) knowing commission of misfeasance or permission of nonfeasance of duties in any material respect, or (c) commission of a felony.

1.9 “Change in Control” shall mean, with respect to the payment, exercise or settlement of any Award:

(a) Any Person (as defined below), within any 12 month period, becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30 percent or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(b) The following individuals cease for any reason to constitute a majority of the number of persons then serving on the Board (“Board Members”): individuals who, on the date hereof, constitute the Board and any new Board Member (other than a Board Member whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of Board

Members) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Board Members then still in office who either were Board Members on the date hereof or whose appointment, election or nomination for election was previously so approved; or

(c) The Company consummates any other transaction involving a merger or consolidation with any other corporation or issues voting securities in connection with the consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than: (i) a merger or consolidation in which voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 70 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing 30 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, or (iii) any transaction or series of integrated transactions immediately following which the record holders of the common Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; or

(d) The Company liquidates, dissolves, or sells or disposes of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 70 percent of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan if, with respect to a Participant, the Participant participates as an equity investor in the acquiring entity or any of its Affiliates (the “Acquiror”). For purposes of the preceding sentence, such Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of: (x) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters; (y) obtaining Beneficial Ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company or (z) passive ownership of less than 3 percent of the stock of the Acquiror.

For purposes of this definition, “Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, and shall include “persons acting as a group” within the meaning of Section 409A of the Code; provided, however, that except that the term will not include (i) the Company or any Related Entity, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Related Entity, (iii) an underwriter temporarily holding securities pursuant to an offering of those securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.11 “Committee” shall mean:

(a) in the case of Awards to Directors, the entire Board; and

(b) in the case of all other Awards, the Compensation Committee of the Board (or a subcommittee thereof), which will be comprised of at least two directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder, a “non-employee” director within the meaning of Rule 16b-3 under the Act, and an “independent director” under the rules of the exchange on which the Shares are listed.

1.12 “Company” shall mean A. Schulman, Inc., a Delaware corporation, and any successor thereto.

1.13 “Consultant” shall mean any person who renders services to the Company or any Affiliate other than an Employee or a Director.

1.14 “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

1.15 “Director” shall mean a person who, on an applicable grant date, (a) is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders); and (b) is not an Employee.

1.16 “Disability” shall mean:

(a) with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(b) with respect to any other Award, “disability” as defined in Section 22(e)(3) of the Code;

Disability will be determined by the Committee in good faith upon receipt of sufficient medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

1.17 “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common-law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.18 “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a) If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b) If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, and if the relevant date is not a trading day, then on the next trading day; or

(c) If neither (a) nor (b) applies: (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder; and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.19 “Full Value Award” shall mean an Award that is settled by the issuance of Shares, other than an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right.

1.20 “Incentive Stock Option” shall mean an Option that is intended to satisfy the requirements of Section 422 of the Code.

1.21 “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

1.22 “Option” shall mean an option to purchase Shares which is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.23 “Other Stock-Based Award” shall mean an Award granted pursuant to Article IX of the Plan.

1.24 “Participant” shall mean an Employee, Director or Consultant who is granted an Award under the Plan.

1.25 “Performance-Based Award” shall mean an Award granted pursuant to Article XI of the Plan.

1.26 “Performance Criteria” shall mean (a) with respect to a Participant who is or is likely to be a Covered Employee and for an Award that is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, the performance criteria described in Section 11.2(a) of the Plan, and (b) with respect to any other Participant, any performance criteria determined by the Committee in its sole discretion.

1.27 “Plan” shall mean the A. Schulman, Inc. 2010 Value Creation Rewards Plan, as set forth herein and as may be amended from time to time.

1.28 “Related Board” shall mean the board of directors of any incorporated Affiliate or the governing body of any unincorporated Affiliate.

1.29 “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is issued Shares which are subject to specified restrictions on vesting and transferability.

1.30 “Restricted Stock Unit” shall mean an Award granted pursuant to Article VIII of the Plan under which a Participant is issued a right to receive a specified number of Shares or a cash payment equal to a specified number of Shares, the settlement of which is subject to specified restrictions on vesting and transferability.

1.31 “Retirement” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable): (a) with respect to Participants who are Employees, voluntary termination after age 60; and (b) with respect to Participants who are Directors, voluntary termination of service as a Director (i) after serving one full term as elected Director, and (ii) being nominated for election to a second consecutive term.

1.32 “Shares” shall mean the common shares, par value $0.01 per share, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.33 “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan under which a Participant is given the right to receive the difference between the Fair Market Value of a Share on the date of grant and the Fair Market Value of a Share on the date of exercise of the Award.

1.34 “Subsidiary” shall mean with respect to an Incentive Stock Option, an Affiliate that is also a “subsidiary corporation” as defined under Section 424(f) of the Code.

1.35 “Treasury Regulations” shall mean the regulations issued by the United States Department of the Treasury with respect to the relevant section of the Code.

ARTICLE II
SHARES SUBJECT TO THE PLAN

2.1 Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,375,000, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II: (a) upon a grant of a Full Value Award, the number of Shares available for issuance under the Plan shall be reduced by 2.48 Shares for each Share subject to such Full Value Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to the Award at the date of grant, and (b) upon a grant of an Option or Stock Appreciation Right, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

2.2 Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares, (b) Shares covered by an Award that is settled only in cash, (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any Affiliate, and (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to be again available for Awards under the Plan.

2.3 Fiscal Year Limits. Subject to Section 2.4 and unless and until the Committee determines that an Award to a Covered Employee shall not be designed as “qualified performance-based compensation” under Section 162(m) of the Code, during any fiscal year of the Company, the Committee may not grant to any Participant who is a Covered Employee (a) Options covering more than 250,000 Shares; (b) Stock Appreciation Rights covering more than 250,000 Shares, (c) Performance-Based Awards that are to be settled in Shares covering more than 150,000 Shares, and (d) Performance-Based Awards that are to be settled in cash equal to more than $3,000,000.

2.4 Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to (a) the aggregate number of Shares that may be issued under the Plan, (b) any Share-based limits imposed under the Plan, and (c) the exercise price, number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

2.5 Full Value Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Full Value Awards covering up to ten percent (10%) of the Shares available for issuance pursuant to Section 2.1 without regard to the minimum vesting requirements of Sections 7.3(a), 8.3, and 9.1 of the Plan.

ARTICLE III
ADMINISTRATION

3.1 In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan, including the dates on which Awards may vest and be exercised, the acceleration of any such dates and the expiration date of any Award; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act, or (c) its authority under any equity award granting policy of the Company that may be in effect from time to time.

ARTICLE IV
ELIGIBILITY

Any Employee, Director or Consultant selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that Incentive Stock Options shall only be granted to Employees who are employed by the Company or a Subsidiary.

ARTICLE V
OPTIONS

5.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

5.4 Term. The term of an Option shall be determined by the Committee; provided, however, that in no event shall the term of any Option exceed ten (10) years from its date of grant.

5.5 Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements.

5.6 Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market

Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act, (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

5.7 Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(a) The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b) The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c) No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless: (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a Share on the date the Incentive Stock Option is granted; and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.

ARTICLE VI
STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2 Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

6.3 Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100 percent of the Fair Market Value of a Share on the date of grant.

6.4 Term. The term of a Stock Appreciation Right shall be determined by the Committee; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from its date of grant.

6.5 Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements.

6.6 Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to: (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share; multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

ARTICLE VII
RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2 Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

7.3 Terms, Conditions and Restrictions.

(a) The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.5 and Article XIII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of a Restricted Stock Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of a Restricted Stock Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Award more quickly than in pro rata installments over three years from the date of grant of the Award.

(b) To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c) Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4 Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a) Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b) Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid.

ARTICLE VIII
RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Participants may be granted Restricted Stock Units in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

8.2 Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

8.3 Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Award of Restricted Stock Units as it may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.5 and Article XIII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Award of Restricted Stock Units that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Award of Restricted Stock Units that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Units more quickly than in pro rata installments over three years from the date of grant of the Award.

8.4 Form of Settlement. An Award of Restricted Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.5 Dividend Equivalents. Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. In no event will a Participant have any voting rights with respect to the Shares underlying the Restricted Stock Units.

ARTICLE IX
OTHER STOCK-BASED AWARDS

9.1 Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including without limitation, (a) unrestricted Shares, whole or otherwise, or (b) performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Section 2.5 and Article XIII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Other Stock-Based Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Other Stock-Based Award more quickly than in pro rata installments over three years from the date of grant of the Award.

9.2 Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

9.3 Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

9.4 Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. Nothing in the foregoing shall be construed as permitted dividend equivalents to be provided with respect to any unearned Performance Award.

ARTICLE X
CASH-BASED AWARDS

Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, performance objectives and that the Cash-Based Award is a Performance-Based Award under Article XI.

ARTICLE XI
PERFORMANCE-BASED AWARDS

11.1 In General. Notwithstanding anything in the Plan to the contrary, Cash-Based Awards, Shares of Restricted Stock and Other Stock-Based Awards may be granted in a manner which is deductible by the Company under Section 162(m) of the Code as Performance-Based Awards. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Performance-Based Award must meet the requirements of this Article XI.

11.2 Performance Criteria.

(a) For purposes of the Plan, the “Performance Criteria” for Participants who are or are likely to be Covered Employees may be based upon or derived from any of the following:

(i) Net earnings;

(ii) Earnings per Share;

(iii) Net sales;

(iv) Net income (before and after taxes);

(v) Net income;

(vi) Net operating profit;

(vii) Return measures (including return on assets, capital, equity or sales);

(viii) Cash flow (including operating cash flow and free cash flow);

(ix) Cash flow return on capital;

(x) Earnings before and after taxes, interest, depreciation and/or amortization;

(xi) Gross or operating margins;

(xii) Productivity ratios;

(xiii) Share price (including total stockholder return);

(xiv) Expense targets; and

(xv) Margins.

(b) Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliate or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

11.3 Establishment of Performance Goals. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall establish (a) the applicable performance goals and performance period, (b) the formula for computing the Performance-Based Award and (c) such other terms and conditions applicable to the Performance-Based Award in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25 percent of the applicable performance period.

11.4 Certification of Performance. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees and that are intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, the Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award. No such Performance-Based Award shall be granted, vested, exercisable and/or settled, as the case may be, until the Committee makes this certification.

11.5 Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.

11.6 Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount otherwise payable based on the satisfaction of the performance goals and other materials terms of the Performance-Based Award.

ARTICLE XII
TERMINATION OF EMPLOYMENT OR SERVICE

With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee at any time prior to or after such termination, shall be included in the related Award Agreement or an amendment thereto, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

Subject to Sections 7.3(a), 8.3 and 9.1, or as otherwise provided in the Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, Retirement or involuntary termination without Cause of the Participant. Notwithstanding the foregoing, in no event shall any Performance-Based Award granted to a Covered Employee that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full, upon the termination of employment of the Covered Employee without regard to the satisfaction of the related Performance Criteria.

ARTICLE XIII
CHANGE IN CONTROL

13.1 Exercise and Settlement. Except as otherwise provided in the related Award Agreement, upon the occurrence of a Change in Control: (a) all of Participant’s Awards will be fully vested; (b) all performance objectives relating to a Participant’s Awards will be deemed to have been satisfied (and, if the performance objectives required that performance be attained at a “target” level, the performance objectives will be deemed to have been satisfied at that “target” level) as of the date of such Change in Control; (c) all Options and Stock Appreciation Rights will be fully exercisable; and (d) all Awards other than Options and Stock Appreciation Rights will be paid or settled, as the case may be, within 60 days following the date of such Change in Control. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

13.2.  Effect of Section 280G of the Code. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 13.2 shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE XIV
AMENDMENT OR TERMINATION OF THE PLAN

14.1 In General. The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s stockholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

14.2 Repricing. Except for adjustments made pursuant to Section 2.4 of the Plan, in no event may the Board or the Committee amend the terms of an outstanding Award to reduce the exercise price of an outstanding Option or Stock Appreciation Right or cancel an outstanding Option or Stock Appreciation Right in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right without stockholder approval.

ARTICLE XV
TRANSFERABILITY

15.1 Except as described in Section 15.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XV, no Award may be transferred by a Participant for value or consideration.

15.2 Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XVI
MISCELLANEOUS

16.1 No Right to Continued Service or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee, Director or Consultant at any time. In addition, no Employee, Director or Consultant shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

16.2 Tax Withholding.

(a) The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award; (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; or (iv) collected directly from the Participant.

(b) Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

16.3 Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

16.4 Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 16.4.

16.5 Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.6 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio, except to the extent that the laws of the state in which the Company is incorporated are mandatorily applicable.

16.7 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

16.8 Rights as a Stockholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

16.9 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

16.10 Section 409A of the Code.

(a) Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b) If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c) Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

16.11 Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees

16.12 Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVII
EFFECTIVE DATE AND TERM OF THE PLAN

This Plan shall be effective upon its approval by the stockholders. No Incentive Stock Options shall be granted under the Plan after October 14, 2020, and no other Awards shall be granted under the Plan after the tenth anniversary of the effective date of the Plan or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

A. SCHULMAN, INC.	Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you
marked, signed and returned your proxy.

:	INTERNET – www.eproxy.com/shlm Use the Internet to vote your proxy until 11:25 p.m. (ET) on December 8, 2010.

(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:25 p.m. (ET) on December 8, 2010.

*	MAIL – Mark, sign and date your proxy and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING
TO BE HELD ON DECEMBER 9, 2010
The proxy statement, Form 10-K for the year ended August 31, 2010 and the 2010 annual report to stockholders are available at
http://www.proxydocs.com/shlm.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY.
Please detach here
The Board of Directors Recommends a Vote FOR Items 1, 2, 3, and 4.

1. Election of directors:	01	Eugene R. Allspach	07	Lee D. Meyer	☐	Vote FOR	☐	Vote WITHHELD
	02	Gregory T. Barmore	08	James A. Mitarotonda		all nominees		from all nominees
	03	David G. Birney	09	Ernest J. Novak, Jr.		(except as marked)
	04	Howard R. Curd	10	Dr. Irvin D. Reid
	05	Joseph M. Gingo	11	John B. Yasinsky
	06	Michael A. McManus, Jr.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The ratification of the selection of PricewaterhouseCoopers LLP as A. Schulman’s independent registered public accounting firm for the fiscal year ending August 31, 2011.	☐	For	☐	Against	☐	Abstain

3.	The adoption and approval of A. Schulman’s 2010 Value Creation Rewards Plan.	☐	For	☐	Against	☐	Abstain

4.	The transaction of any other business as may properly come before the stockholders at the Annual Meeting and any adjournments thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

A. SCHULMAN, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 9, 2010
10:00 A.M. Local Time
The Hilton Inn West
3180 West Market Street
Akron, Ohio 44333

A. Schulman, Inc. 3550 West Market Street Akron, Ohio 44333	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF A. SCHULMAN, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2010.
The undersigned hereby appoints JOSEPH M. GINGO, PAUL F. DESANTIS, and DAVID C. MINC and each of them as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of A. Schulman, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders of A. Schulman, Inc. to be held on December 9, 2010 and at any adjournment(s) and postponement(s) thereof, in the manner specified on this proxy and as fully as the undersigned could do if personally present at the meeting. Receipt of a separate notice of annual meeting and proxy statement is acknowledged by return of this proxy or by voting via telephone or Internet in accordance with the instructions on the other side of this proxy.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you vote by telephone or Internet you do not need to mail back this proxy.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF A. SCHULMAN, INC. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR EACH PROPOSAL.
(Continued and to be voted on reverse side.)